UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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LABORATORY CORPORATION OF AMERICA HOLDINGS

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Laboratory Corporation of America® Holdings
358 South Main Street
Burlington, NC 27215
Telephone: 336-229-1127

March 28, 2013

Dear Shareholder:

I hope you will join us at the 2013 Annual Meeting of Shareholders of Laboratory Corporation of America Holdings. The meeting will be held at The Paramount Theater, 128 East Front Street, Burlington, NC 27215, on Wednesday, May 8, 2013 at 9:00 a.m.

At the Annual Meeting, we will ask you to elect our Board of Directors, approve, on a non-binding advisory basis, executive compensation, and ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2013. We will also review the Company’s progress during the past year and discuss any other business matters properly brought before the meeting. The attached Notice of the Annual Meeting and Proxy Statement explains our voting instructions and procedures, describes the business that will be conducted at the Annual Meeting and provides information about the Company that you should consider when you vote your shares.

In reviewing the Proxy Statement you will find detailed information about the qualifications of our director nominees and why we believe they are the right people to represent you beginning on page 18. You will also see that in 2012 we continued to further enhance our executive compensation disclosures to better explain our compensation philosophy and practices. More importantly, as reflected by the Summary of Executive Compensation on page 4 and the Compensation Discussion and Analysis beginning on page 22, you will see that in 2012 we continued to take meaningful actions to improve the design of our executive compensation program, including:

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emphasizing direct return to shareholders by utilizing a relative total shareholder return measure in our incentive programs;

•

reducing the amount of stock options awarded to the Chief Executive Officer in 2012 as part of the mix of long-term incentives;

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freezing the base salaries of the executive officers for 2012; and

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expanding the number of officers subject to, and increasing required ownership levels under, our stock ownership guidelines.

Furthermore, in connection with the approval on a non-binding advisory basis of our executive compensation at our 2012 Annual Meeting, and as part of our Compensation Committee’s ongoing commitment to consider changes to our compensation program, in 2012 we initiated a complete review of our executive compensation program. Our review included direct outreach to the Company’s major institutional investors (representing the ownership of approximately 79 percent of the Company’s outstanding shares) for the express purpose of better understanding and responding to shareholder concerns related to compensation.

Through this engagement with our shareholders, review of emerging best practices, and analysis and review by the Compensation Committee’s independent compensation consultant, the Committee determined to make additional changes to further demonstrate our commitment to a pay for performance culture by continuing the realignment of long-term incentive compensation and the emphasis on the direct return to shareholders as measured by relative total shareholder return as a larger element of incentive compensation. This resulted in the following direct actions for 2013:

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a change in the mix of 2013 long-term incentive awards to increase the emphasis on performance share awards relative to other forms of long-term incentives, so that performance shares represented 70 percent of long-term awards versus 40 percent in 2012;

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an enhanced focus on the utilization of relative total shareholder return as a long-term incentive performance measure, so that relative total shareholder return reflected 25 percent of the 2013 performance share awards versus 20 percent in 2012;

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the elimination of stock options as a form of long-term incentive for our 2013 long-term incentive awards; and

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freezing, at my request, the base salary for the Chief Executive Officer for 2013.

These changes reflect the Compensation Committee’s commitment to responding to shareholder feedback, structuring pay for performance, and to incent executives to achieve superior financial results and create shareholder value. We hope you recognize the value of our approach to executive compensation and will provide your endorsement when voting.

Your vote is very important to us. Whether or not you plan to attend the meeting in person, it is important that your shares are represented and voted at the meeting. I urge you to promptly vote and submit your proxy via the Internet, by phone, or, if you receive paper copies of the proxy materials by mail, by following the instructions on the proxy card or voting instruction card. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in LabCorp. We look forward to your participation during the 2013 Annual Meeting.

Sincerely,

David P. King
Chairman of the Board, President and Chief Executive Officer

Notice of 2013 Annual Meeting of Shareholders

Wednesday, May 8, 2013

9:00 a.m., Eastern Daylight Time

The Paramount Theater, 128 East Front Street, Burlington, North Carolina 27215.

ITEMS OF BUSINESS:

1.

To elect directors from among the nominees described in the attached Proxy Statement.

2.

To approve, on a non-binding advisory basis, executive compensation.

3.

To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year ending December 31, 2013.

4.

To consider any other business properly brought before the Annual Meeting.

RECORD DATE:

March 11, 2013. Only shareholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting.

PROXY VOTING:

Your vote is important. We encourage you to mark, date, sign and return the enclosed proxy/voting instruction card or, if you prefer, to vote by telephone or by using the Internet.

March 28, 2013

By Order of the Board of Directors

F. Samuel Eberts III
Secretary

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 8, 2013. Our Proxy Statement and Annual Report to Shareholders are available at www.proxyvote.com.

Table of Contents

GENERAL INFORMATION	7
CORPORATE GOVERNANCE	10
DIRECTOR COMPENSATION	16
PROPOSAL ONE	Election of Directors	18
EXECUTIVE OFFICERS	21
COMPENSATION DISCUSSION AND ANALYSIS	22
COMPENSATION COMMITTEE REPORT	35
EXECUTIVE COMPENSATION	36
PROPOSAL TWO	Advisory Vote to Approve Executive Compensation	48
PROPOSAL THREE	Ratification of Independent Registered Public Accounting Firm	50
AUDIT COMMITTEE REPORT	51
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT	52
OTHER MATTERS	53

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Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

Annual Meeting of Shareholders

Date and Time:	9:00 a.m. on Wednesday, May 8, 2013, Eastern Daylight Time
Place:	The Paramount Theater 128 East Front Street Burlington, North Carolina 27215
Record Date:	March 11, 2013
Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Voting Matters and Vote Recommendation (page 8)

The following table summarizes the proposals to be considered at the Annual Meeting and the Board’s voting recommendation with respect to each proposal.

Proposals	Board Vote Recommendation
Election of Directors	FOR EACH NOMINEE
Advisory vote to approve executive compensation	FOR
Ratification of PricewaterhouseCoopers LLP as independent auditor for 2013	FOR

How to Cast Your Vote (page 9)

You can cast your votes by any of the following methods:

•

Internet (www.proxyvote.com) until 11:59 p.m., Eastern Daylight Time on Tuesday, May 7, 2013;

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Telephone (1-800-690-6903) until 11:59 p.m., Eastern Daylight Time on Tuesday, May 7, 2013;

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Completing, signing and returning your proxy card or voting instruction card before May 8, 2013; or

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In person at the Annual Meeting –If your shares are held in the name of a broker, nominee or other intermediary, you must bring proof of ownership with you to the meeting.

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Board Nominees (page 18)

The following table provides summary information about each director nominee.

Name	Age	Director Since	Occupation	Independent	Other Public Boards
David P. King	56	2007	Chairman, President & CEO, Laboratory Corporation of America Holdings		1
Kerrii B. Anderson	55	2006	Former CEO, Wendy’s International, Inc.	X	2
Jean-Luc Bélingard	64	1995	Chairman & CEO, bioMérieux, SA	X	2
Wendy E. Lane	61	1996	Chairman, Lane Holdings, Inc.	X	2
Robert E. Mittelstaedt, Jr.	69	1996	Dean & Professor, W.P. Carey School of Business at Arizona State University	X	2
Peter M. Neupert	57	2013	Operating Partner, Health Evolution Partners, Inc.	X	0
Arthur H. Rubenstein	75	2004	Former Dean, Univ. of Penn. School of Medicine; Former EVP, Univ. of Penn. Health System	X	1
Adam H. Schechter	48	2013	Executive Vice President, Merck & Co., Inc.	X	0
M. Keith Weikel	75	2003	Former Senior EVP & COO, Manor Care, Inc.	X	1
R. Sanders Williams	64	2007	President, J. David Gladstone Institutes; Professor, Univ. of California, San Francisco	X	1

Executive Compensation (page 22)

Pay for Performance (page 22)

LabCorp’s executive compensation program is designed to attract, motivate and retain executives in a highly competitive environment. Our executive compensation philosophy is to pay for performance by rewarding the achievement of specific short-term and long-term operational and strategic goals.

The Company seeks to achieve outstanding performance for our shareholders through a focus on increased revenue, earnings per share, cash flow, operating income and relative total shareholder return. Our compensation program rewards our executives for achieving goals set for these financial measures, as well as for increasing the Company’s share price. A substantial majority of the value of the executives’ 2012 compensation opportunity is subject to Company and/or individual performance, including performance-based cash compensation, stock options and performance shares, all of which provide a strong incentive to drive Company performance and increase shareholder value.

The Compensation Committee believes that the Company’s compensation program must be grounded in sound governance practices, and our policies include:

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Prohibitions on hedging and pledging of our stock;

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No tax gross-ups;

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Clawback policy;

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Enhanced stock ownership guidelines;

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No employment agreements; and

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A double-trigger severance plan.

2012 Executive Total Compensation Mix (page 24)

When establishing pay levels, the Committee takes into consideration a number of factors, including the outcome of the annual market assessment conducted by Frederic W. Cook & Co., Inc. (“Cook & Co.”) The information presented by Cook & Co. in late 2011 showed that, in the aggregate, our named executive officers’ target total compensation (base salaries, target bonus opportunity, and target value of long-term incentives) was generally competitive with the median of the “Peer Group” (page 27). Base salaries tended to be conservative (i.e. below median) relative to similar positions among our peers. The Committee continues to place greater emphasis on the variable pay elements (annual bonus, long-term incentives), demonstrating the Committee’s commitment to align pay outcomes with performance, both short and long-term. Individual compensation decisions for our executives vary due to a variety of factors including, experience, tenure, performance, and contribution.

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For 2012, our continued focus on pay for performance resulted in approximately 71 percent of Mr. King’s 2012 total target compensation (which is base salary plus the target amounts under our annual cash incentive and long-term incentive arrangements) being at risk and performance-based. For the other named executives, approximately 65 percent of the average of the 2012 total target compensation was at risk and performance-based. The charts below show the mix of pay elements included in total compensation opportunities for 2012 for our Chief Executive Officer and an average for our other named executives.

Redesign of Executive Compensation in 2012 (page 23)

For 2012, the Compensation Committee continued to evaluate changes to the overall design of our compensation program by considering compensation trends, emerging best practices, proxy advisory services recommendations and shareholder feedback. As a result, significant changes or actions for 2012 included: (1) emphasizing the direct return to shareholders by using relative total shareholder return as an element of incentive compensation; (2) changing the calculation of the number of stock options to be granted to the Chief Executive Officer, to use a methodology that is more in line with the value placed on options by proxy advisory services, resulting in a reduced award; (3) freezing base pay for executive officers in 2012; and (4) increasing the required ownership levels for officers covered under our stock ownership guidelines.

In 2012, through engagement with our shareholders, review of emerging best practices, and analysis and review by the Compensation Committee’s independent consultant, the Committee determined to make changes to further demonstrate our commitment to a pay for performance culture by continuing the realignment of long-term incentive compensation and continuing the emphasis on the direct return to shareholders as measured by relative total shareholder return as a larger element of incentive compensation. This resulted in the following direct actions being implemented for 2013:

•

a change in the mix of 2013 long-term incentive awards to increase the emphasis on performance share awards relative to other forms of long-term incentives, so that performance shares represented 70 percent of long-term awards versus 40 percent in 2012;

•

an enhanced focus on the utilization of relative total shareholder return as a long-term incentive performance measure, so that relative total shareholder return reflected 35 percent of the 2013 performance share awards versus 20 percent in 2012;

•

the elimination of stock options as a form of long-term incentive for our 2013 long-term incentive awards;

•

freezing, at his request, the base salary for our Chief Executive Officer for 2013; and

•

expanding the number of officers covered by our stock ownership guidelines.

These changes reflect the Compensation Committee’s commitment to responding to shareholder feedback, structuring pay for performance, and incenting executives to achieve superior financial results and create shareholder value.

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Advisory Vote to Approve Executive Compensation (page 48)

We ask that our shareholders approve the advisory resolution to approve executive compensation. In addition to the pay for performance philosophy discussed above, the redesign of our executive compensation in 2012 and the further steps already taken in 2013 in response to shareholder feedback, our executive compensation program contains the following features that further align the interests of our executives with those of our shareholders.

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stock ownership guidelines for our executive officers, requiring them to own a significant amount of our stock;

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prohibition on pledging and hedging with respect to Company stock, including the use of “short sales,” “puts,” “calls” and similar instruments designed to offset the risk of a decline in the value of the Company’s stock;

•

our annual incentive cash payment plan does not provide payment without achievement of performance goals, regardless of whether the failure to achieve the performance goals was outside of management’s control;

•

the goals in the plan encompass strategic as well as financial goals and are tailored to each executive’s scope of responsibility;

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there is a cap on the annual incentive cash payment opportunity even for extraordinary performance so that executives are not provided incentives to take inappropriate risks;

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absence of employment agreements with the Company’s executive officers, meaning there are no “guaranteed” levels of base salary, incentive cash payment or other forms of compensation;

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limited perquisites, which were largely eliminated in 2011;

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the Master Senior Executive Severance Plan that provides financial protection for our executives in circumstances involving a change in control is a “double trigger” plan, requiring termination following a change in control for severance payments to become due;

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the use of a mix of long-term incentive types, including restricted stock and performance shares, to encourage our executives to focus on long-term performance of the Company;

•

a significant portion of long-term incentives (70 percent) are earned only if three-year objective performance goals are met; and

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a clawback provision under the 2012 Omnibus Incentive Plan.

Auditors (page 50)

We ask that our shareholders ratify the selection of PricewaterhouseCoopers, LLP as our independent auditor for the year ending December 31, 2013. Below is summary information about PricewaterhouseCoopers’ fees for services provided in fiscal years 2012 and 2011.

Year Ended December 31	2012	2011
Audit Fees	$1,422,700	$1,293,800
Audit Related Fees	67,500	22,000
Tax Fees	140,000	41,994
All Other Fees	1,800	1,800
TOTAL	$1,632,000	$1,359,594

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Proxy Statement

LabCorp is providing you with these proxy materials in connection with its 2013 Annual Meeting of Shareholders (the “Annual Meeting”). The Notice of Internet Availability of Proxy Materials (the “Notice”), this Proxy Statement and LabCorp’s 2012 annual report on Form 10-K (the “2012 Annual Report”) were first mailed to shareholders of record on or about March 28, 2013. As used in this Proxy Statement, “LabCorp,” the “Company” and “we” may refer to Laboratory Corporation of America Holdings itself, one or more of its subsidiaries, or Laboratory Corporation of America Holdings and its consolidated subsidiaries, as applicable.

GENERAL INFORMATION

2013 Annual Meeting of Shareholders

LabCorp’s 2013 Annual Meeting of Shareholders is scheduled to occur on Wednesday, May 8, 2013 at 9:00 a.m., Eastern Daylight Time. The Annual Meeting will be held at The Paramount Theater, 128 East Front Street, Burlington, North Carolina 27215. All owners of LabCorp’s common stock, par value $0.10 per share (the “Common Stock”), on March 11, 2013, the record date (the “Record Date”), are eligible to receive notice of, and to vote at, the Annual Meeting. Representatives of PriceWaterhouseCoopers LLP, Independent auditor for LabCorp for the years ending December 31, 2011 and December 31, 2012, will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 8, 2013

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission (the “SEC”), LabCorp has elected to provide access to its proxy materials and the 2012 Annual Report over the Internet and sent the Notice to shareholders of record as of the Record Date on or about March 28, 2013. The Notice is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information about the Annual Meeting. All shareholders may access the proxy materials on the website referred to in the Notice (www.proxyvote.com) and we encourage shareholders to do so prior to submitting their votes. Shareholders may request to receive a printed set of the proxy materials by following the instructions provided in the Notice.

Shareholders may also request to receive future proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by following the instructions in the Notice. Choosing to receive proxy materials by e-mail will save LabCorp the cost of printing and mailing documents and will reduce the impact of LabCorp’s annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

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Matters Subject to a Vote of the Shareholders

Current Proposals

The following matters are subject to a vote of the shareholders at the Annual Meeting:

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Election of directors from among the nominees described in the Proxy Statement (see page 18);

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Approval, on a non-binding advisory basis, of compensation for LabCorp’s executives (see page 48); and

•

Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year ending December 31, 2013 (see page 50).

Board Recommendations

The Board of Directors of the Company (the “Board”) recommends that shareholders vote as follows:

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“FOR” the election of each of the nominees for director;

•

“FOR” approval, on a non-binding basis, of the compensation for LabCorp’s executives; and

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“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013.

Other Business

The Board does not intend to bring any other business before the Annual Meeting and is not aware of any other matters to be brought before the meeting. See the section “Other Matters” on page 53 for information about presenting proposals for the 2014 Annual Meeting. Please also see the section “Identification and Evaluation of Director Candidates” on page 11 for information about shareholder nominations to the Board.

Voting Procedures and Solicitation of Proxies

Quorum and Voting Requirements

The Board is soliciting your vote at the Annual Meeting or at any later meeting should the scheduled annual meeting be adjourned or postponed for any reason. By using a proxy, which authorizes specific people to vote on your behalf, your shares can be voted whether or not you attend the Annual Meeting. At least a majority of the total number of shares of Common Stock outstanding on the Record Date must be present in person or by proxy at the Annual Meeting for a quorum to be established. At the close of business on the Record Date, there were 92,966,522 shares of Common Stock issued and outstanding.

Each share of Common Stock is entitled to one vote on each of the director nominees and one vote on each other matter that is properly presented at the Annual Meeting. In accordance with LabCorp’s Amended and Restated By-Laws (the “By-Laws”), director nominees must receive a majority of the votes cast to be elected, which under the By-Laws means that the number of shares voted “FOR” a director must exceed 50 percent of the votes cast with respect to that director. The Board has adopted a policy that a director who does not receive the required vote for election as provided in the By-Laws will submit his or her resignation for consideration by the Board. The affirmative vote of a majority of shares of Common Stock represented at the Annual Meeting and entitled to vote is required for approval of the other proposals noted above. Abstentions will have no effect on the election of the directors, but will have the same effect as a vote against the other proposals scheduled for the Annual Meeting.

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Voting by Record Holders

If your name is registered in LabCorp’s shareholder records as the owner of shares, there are four ways that you can vote your shares:

•

Over the Internet. Vote at www.proxyvote.com. The Internet voting system is available 24 hours a day until 11:59 p.m. Eastern Daylight Time on Tuesday, May 7, 2013. Once you enter the Internet voting system, you can record, confirm and change your voting instructions.

•

By telephone. Call 1-800-690-6903. The telephone voting system is available 24 hours a day in the United States until 11:59 p.m. Eastern Daylight Time on Tuesday, May 7, 2013. Once you enter the telephone voting system, a series of prompts will tell you how to record, confirm and change your voting instructions.

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By mail. Mark your voting instructions on the proxy card (if you requested or received one), sign and date it, and return it in the prepaid envelope provided. For your mailed proxy card to be counted, it must be received before the polls close at the Annual Meeting on Wednesday, May 8, 2013.

•

In person. Attend the Annual Meeting, or send a personal representative with an appropriate proxy, in order to vote.

You may change your vote or revoke a proxy at any time prior to the Annual Meeting by:

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Entering new instructions on either the telephone or Internet voting system before 11:59 p.m. Eastern Daylight Time on Tuesday, May 7, 2013.

•

Sending a new proxy card with a later date than the previously submitted proxy card. The new proxy card must be received before the polls close at the Annual Meeting on Wednesday, May 8, 2013.

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Writing to LabCorp at 358 South Main Street, Burlington, North Carolina 27215, Attention: F. Samuel Eberts III, Secretary. Your letter should contain the name in which your shares are registered, the date of the proxy you wish to revoke or change, your new voting instructions, if applicable, and your signature. Your letter must be received before the Annual Meeting begins on Wednesday, May 8, 2013.

•

Attending the Annual Meeting and voting in person or sending a personal representative with an appropriate proxy.

All proxies duly executed and received by LabCorp will be voted in accordance with the instructions provided by the person executing the proxy or, in the absence of any instruction, will be voted in accordance with the Board’s recommendations on each proposal. Proxies will have the discretion to vote for or against any other matters that come before the Annual Meeting which are not otherwise specified in the Notice.

Voting by Holders in Street Name

If you hold shares through a bank, broker or other custodian (referred to as shares held “in street name”), they will provide you with a copy of the Proxy Statement and a voting instruction form. Brokers and other holders of record have discretionary authority to vote shares without instructions from beneficial owners only on matters considered “routine” by the New York Stock Exchange, such as the advisory vote on the selection of the independent auditors. On non-routine matters, such as the election of directors, these banks, brokers and other holders of record do not have discretion to vote uninstructed shares and thus are not “entitled to vote” on such proposals, resulting in a broker non-vote for those shares. We encourage you to provide voting instructions so that your shares can be counted in the election of directors and the other matters to be considered at the Annual Meeting.

Proxy Expenses

LabCorp will bear the expenses to prepare proxy materials and to solicit proxies for the Annual Meeting. LabCorp expects to reimburse banks, brokers, and other persons for their reasonable, out-of-pocket expenses in handling proxy materials for beneficial owners. LabCorp has also retained Morrow and Co., LLC for solicitation of holders of record as well as non-objecting beneficial owners. LabCorp paid Morrow and Co., LLC a fee of approximately $8,500 for these services, plus reimbursement of expenses.

Results of the Annual Meeting

The voting results of the Annual Meeting will be published no later than four business days after the Annual Meeting on a Form 8-K filed with the SEC.

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CORPORATE GOVERNANCE

Board Structure and Independence

Board Composition

LabCorp’s By-Laws provide for a Board of no fewer than one and no more than fifteen directors. There are currently eleven members of the Board. However, Thomas P. Mac Mahon informed the Board of his intention to retire from the Board upon conclusion of his term ending on May 8, 2013. For more details about the nominees for director and their biographies, please see “Proposal One: Election of Directors.”

We have a long standing commitment to good corporate governance practices. These practices provide an important framework within which our board of directors and management pursue the strategic objectives of LabCorp and ensure the Company’s long-term vitality for the benefit of our shareholders. The cornerstone of our practices is an independent and qualified board of directors. All directors are elected annually by a majority of votes cast by shareholders. All board committees are composed entirely of independent directors.

The Board carefully evaluates each incoming director candidate based on selection criteria and overall priorities for the board composition that are periodically reviewed by the Nominating and Corporate Governance Committee with input from the rest of the directors. As our directors’ commitments change, the Board revisits their situations to ensure that they can continue to serve the best interests of the Company and our shareholders.

We also demand high standards of ethics from our directors and management as described in our Corporate Governance Guidelines and Business Code of Conduct. Our governance principles are published on our website at www.labcorp.com in the “investors” section. We have included some highlights from these principles and a summary of key policies below.

Board Independence

The Board believes that a substantial majority of its members should be independent, non-employee directors. Indeed, 91 percent of our current Board is comprised of independent, non-employee directors. The Board has established guidelines consistent with the current listing standards of the New York Stock Exchange for determining director independence. Director affiliations and transactions are regularly reviewed to ensure that there are no conflicts or relationships that might impair a director’s independence from the Company, senior management and our independent registered accounting firm.

The Board has determined that Ms. Anderson, Mr. Bélingard, Dr. Coles, Mr. Mac Mahon, Ms. Lane, Mr. Mittelstaedt, Mr. Neupert, Dr. Rubenstein, Mr. Schechter, Dr. Weikel and Dr. Williams each qualify as “independent” as defined in the New York Stock Exchange Listing Standards (the “Listing Standards”). The Board has determined that Mr. King, the Company’s President and Chief Executive Officer (“CEO”), who also serves as Chairman of the Board, is not independent as he is an employee of the Company.

Board Leadership

The Chairman of the Board leads the Board and oversees board meetings and the delivery of information necessary for the Board’s informed decision making. The Chairman also serves as the principal liaison between the Board and our management. The Board determines whether the role of Chairman and the Chief Executive Officer should be separated or combined based on its judgment as to the structure that best serves the interests of the Company. Currently, the Board believes that the positions of Chairman and Chief Executive Officer should be held by the same person as this combination has served and is serving the Company well by providing unified leadership and direction.

The Board has also established the position of Lead Independent Director to be filled at the Board’s discretion when the Chief Executive Officer also serves as Chairman or the Chairman otherwise is not an independent director. The Board believes that appointing a Lead Independent Director provides an efficient and effective leadership model for the Company by fostering clear accountability, effective decision-making, alignment on corporate strategy between the Board and management and a cohesive public face for the leadership of the Company. Mr. Mittelstaedt currently serves as our Lead Independent Director. The Lead Independent Director, among other tasks assigned in the Company’s Corporate Governance Guidelines, presides at executive sessions of the Board, serves as a liaison between the Chairman and the other directors, and advises the Chairman with respect to the schedule, agenda and information for Board meetings. The Board holds executive sessions without Company management and non-independent director participation. These sessions are generally held at each regularly scheduled meeting of the Board and at each special meeting upon the request of a majority of the independent directors attending the special meeting. The Company’s Corporate Governance Guidelines provide that the independent Directors shall meet on a periodic basis, but no fewer than four times a year on the same day as the regularly scheduled Board meetings. In 2012, Mr. Mittelstaedt in his capacity as the Lead Independent Director chaired seven meetings of the independent and non-employee directors to discuss strategy, compensation, succession planning and other matters.

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Annual Board Self-Assessment

The Board conducts a self-assessment of its performance and effectiveness on an annual basis. The purpose of the self-assessment is to track progress in certain areas targeted for improvement from year to year and to identify ways to enhance the Board’s effectiveness. As part of the assessment, each director completes a questionnaire developed by the Nominating and Corporate Governance Committee. The collective ratings and comments of the directors from the questionnaires are compiled and presented by the Chair of the Nominating and Corporate Governance Committee to the full Board for discussion. In addition, each Board Committee also conducts an annual self-evaluation of its performance. The Committee self-evaluations are focused on each Committee’s ability to perform its respective functions as identified in the Committee charters. Feedback from the Committee self-evaluations is also presented to the full Board for discussion.

Identification and Evaluation of Director Candidates

Identification of Director Candidates

The Nominating and Corporate Governance Committee recommends a slate of directors to the Board for election by the Company’s shareholders at each annual meeting of shareholders and recommends candidates to the Board to fill any vacancies. The Nominating and Corporate Governance Committee is authorized to engage professional search firms at the Company’s expense to assist with the identification, evaluation and due diligence on potential nominees for Board vacancies. The Company retained Korn/Ferry International in 2012 to assist with identifying potential nominees to the Board.

Mr. Neupert was recommended by Mr. King after they had been introduced through a mutual business contact when Mr. King was soliciting names of potential nominees for the Board with a healthcare information technology background. Prior to their introduction, Mr. King and Mr. Neupert had neither met nor had any personal or business contact.

Mr. Schechter was identified with the assistance of Korn/Ferry International pursuant to the retention discussed above. Prior to Korn/Ferry’s introduction, Mr. King and Mr. Schechter had not met nor had any business or personal contact.

Shareholders may also nominate individuals to the Board. A shareholder may make a nomination for consideration at the 2014 Annual Meeting of Shareholders by providing certain information as set forth in the By-Laws, in writing, to the Corporate Secretary of the Company at 358 South Main Street, Burlington, NC 27215. Nominations for the 2014 Annual Meeting must be received no earlier than January 8, 2014 and no later than March 9, 2014. The By-Laws may be obtained free of charge by writing to the Company’s Corporate Secretary and were included as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 31, 2008.

Evaluation of Director Candidates

When evaluating prospective candidates for director, including those nominated by shareholders, the Nominating and Corporate Governance Committee conducts individual evaluations of the candidates, taking into account the criteria enumerated in the Company’s Corporate Governance Guidelines (see description below). Among other things, the Committee considers whether prospective candidates have:

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personal and professional integrity;

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skills and experience to advise the Company regarding its operational, strategic and governance goals;

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interest, capacity and willingness to serve the long-term interests of the Company’s shareholders;

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ability and willingness to devote the required amount of time to the Company’s affairs, including attendance at Board and Committee meetings;

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exceptional ability and judgment; and

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freedom from personal and professional relationships that would adversely affect the ability to serve the best interests of the Company and its shareholders.

The Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee review with the Board the appropriate skills and characteristics required of Board members in the context of the Company’s business needs and the current composition of the Board, including, among other characteristics, diversity. The Company believes that Board membership should reflect diversity in its broadest sense, including persons diverse in geography, gender and ethnicity. The Board seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions, including experience with publicly traded national, international or multinational companies, executive or financial management experience and/or achievement with distinction in their chosen fields. The Board believes that its composition reflects a balance of skills, experiences, diversity and expertise that provides strong and broad oversight, practical experience and strategic vision to the Company.

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Director candidates, other than sitting directors, may be interviewed by the Chairman of the Nominating and Corporate Governance Committee, other directors, the Chief Executive Officer and the Corporate Secretary. The results of those interviews, as well as any other materials received by the Nominating and Corporate Governance Committee that it deems appropriate, are considered by the Nominating and Corporate Governance Committee in making its recommendation to the Board.

Communications with the Board

Shareholders and interested parties may communicate with the Board, individually or as a group, by submitting written communications to the appropriately addressed Board member(s), c/o Corporate Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215.

All communications with the Board will be reviewed initially by the Corporate Secretary, who will relay all communications to the appropriate director or directors unless the communication is:

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an advertisement or other commercial solicitation or communication;

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obviously frivolous or obscene;

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unduly hostile, threatening, or illegal; or

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related to trivial matters (in which case it will be delivered to the intended recipient for review at the next regularly scheduled Board meeting).

Each director has the discretion to determine whether any of the communications addressed to their attention should be presented to the full Board, to one or more of its committees or to the Company’s management. Each director also has the discretion to determine whether a response to the person sending the communication is appropriate. Any response will be made through the Company’s Corporate Secretary in accordance with the Company’s policies and procedures and applicable law and regulations relating to the disclosure of information.

The Nominating and Corporate Governance Committee, comprised entirely of independent, non-employee directors, has reviewed and approved the foregoing procedures and is responsible for recommending changes to the procedures as necessary.

Corporate Governance Policies and Procedures

Corporate Governance Guidelines

The Board has adopted a set of Corporate Governance Guidelines that address a number of topics, including composition of the Board, director independence, annual self-assessment by the Board and its Committees, retirement of directors and succession planning. The Nominating and Corporate Governance Committee reviews the Corporate Governance Guidelines on a regular basis and any proposed additions or amendments are submitted to the full Board for its consideration. Shareholders may request a printed copy of the Corporate Governance Guidelines from the Corporate Secretary or access a copy on LabCorp’s website at www.labcorp.com on the Investor Relations page under the Corporate Governance tab.

Code of Business Conduct and Ethics

The Board has also adopted a Code of Business Conduct and Ethics that is applicable to all directors, officers and employees of the Company. The Code sets forth Company policies and expectations on a number of topics, including but not limited to, conflicts of interest, confidentiality, compliance with laws (including insider trading laws), preservation and use of Company assets, and business ethics. The Code also sets forth procedures for reporting and handling any potential violation of the Code, conflicts of interest and the appearance of any conflict of interest. The Code is regularly reviewed by management, the Audit Committee and the Quality and Compliance Committee and proposed additions or amendments are considered by the full Board. Shareholders may request a printed copy of the Corporate Governance Guidelines from the Corporate Secretary or access a copy on LabCorp’s website at www.labcorp.com on the Investor Relations page under the Corporate Governance tab. In addition, any waivers for directors, officers and employees of the Company or amendments to the Code will also be posted on LabCorp’s website.

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Board’s Role in Risk Management

Enterprise Risk Management

The Board believes that effective enterprise risk management must be an integral part of Board and Committee deliberations throughout the year. The Audit Committee annually reviews the Company’s enterprise risk management process and the comprehensive assessment of key financial, operational and regulatory risks identified by management, as well as mitigating practices. The Audit Committee then discusses the processes and results with the full Board. In addition, the Board discusses risks related to the Company’s strategic plan and other topics as appropriate. The Board receives regular reports directly from officers responsible for management of operations, financial reporting, legal and regulatory compliance, information technology and medical and scientific standard of care. Each Committee conducts its own risk assessment and risk management activities throughout the year, some of which are highlighted in the “Board Committees and Their Functions” section below (page 14), and reports its conclusions to the Board. The Board also encourages management to promote a corporate culture that integrates risk management into the Company’s corporate strategy and day-to-day business operations in a way that is consistent with the Company’s targeted risk profile. Through these processes, the Board oversees a system to identify, assess and address material risks to the Company on a timely basis.

Compensation Risk Assessment

The Compensation Committee regularly reviews the Company’s compensation policies and procedures to ensure that those practices are consistent with emerging best practices, are aligned with the shareholders’ interests and support the Company’s objective to attract and retain skilled and talented employees. Throughout the year, management reviews compensation policies, practices and changes in applicable regulations with the Compensation Committee, including the impact of the Company’s pay practices on the Company’s risk profile. The Compensation Committee also works directly with its independent compensation consultants, Cook & Co., to evaluate the Company’s compensation philosophy and objectives to identify potential risks in the Company’s pay practices. After reviewing the Compensation Committee’s findings, the Board has concluded that our compensation policies and practices are aligned with the interests of shareholders, appropriately reward pay for performance and do not create risks that are reasonably likely to have a material adverse effect on the Company.

Related Party Transactions

In accordance with the Company’s Audit Committee charter, the Audit Committee is responsible for reviewing and approving the terms and conditions of all related party transactions. The Company’s Directors and key employees, including all members of senior management, complete annual reports disclosing or certifying the absence of any related party transactions. The Audit Committee reviews all material transactions involving related parties, (as such transactions are defined by Item 404(a) of Regulation S-K as promulgated by the SEC), before allowing the Company to enter into any such transaction. The Company has not adopted a static set of criteria to be applied to evaluate a related party transaction and instead tailors the scope of its review to the particular circumstances presented by each transaction to ensure that any such transaction is thoroughly reviewed and evaluated.

In 2012, the Audit Committee considered and approved one related party transaction with Andrew Scott Walton, a former executive officer whose employment with LabCorp ended in April 2012. On May 1, 2012, Mr. Walton entered into a consulting agreement with the Company effective from May 1, 2012 through July 31, 2012. The agreement provided for additional services to be provided by Mr. Walton following the termination of his employment in order to assist the Company during a transition period. Under the agreement, Mr. Walton received $200 per hour for consulting services provided.

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Board Committees and Their Functions

The Board has four standing committees that are each composed entirely of independent directors. The Nominating and Corporate Governance Committee reviews committee and committee chair assignments annually, and recommends committee rosters to the full Board after considering factors such as the directors’ business and corporate governance experience, their preferences, criteria for specific committee service, the directors’ other responsibilities and scheduling flexibility. Assignments ensure that each committee has an appropriate mix of tenure and experience. Committee membership shown below is as of February 13, 2013:

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Quality and Compliance Committee
Kerrii B. Anderson
Jean-Luc Bélingard
N. Anthony Coles, Jr.
David P. King
Wendy E. Lane
Thomas P. Mac Mahon
Robert E. Mittelstaedt, Jr.
Peter M. Neupert
Arthur H. Rubenstein
Adam H. Schechter
M. Keith Weikel
R. Sanders Williams
Chairperson Member Financial Expert

Charters for each of the committees are available in print to any shareholder upon request submitted to the Corporate Secretary and are also available on the Company’s website at www.labcorp.com on the Investor Relations page under the Corporate Governance tab. Each committee reviews its respective Charter on an annual basis.

Audit Committee

Members: Ms. Anderson (Committee Chair, Financial Expert), Ms. Lane (Financial Expert), Mr. Mittelstaedt, Dr. Rubenstein, Dr. Williams

The Audit Committee is responsible for assisting the Board with the following functions:

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the selection, appointment, compensation and oversight of the work of any independent registered public accounting firm employed by the Company;

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reviewing the qualifications and independence of the Company’s independent registered public accounting firm;

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assisting the Board with oversight of the integrity of the financial statements of the Company;

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ensuring that the Company complies with legal and regulatory requirements as they impact the Company’s financial statements or reporting systems;

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overseeing the Company’s internal audit functions and internal controls;

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overseeing the Company’s management of financial risks; and

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producing an Audit Committee report as required by the SEC to be included in the Company’s annual proxy statement.

The Audit Committee constitutes a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors has determined that Ms. Anderson and Ms. Lane are “audit committee financial experts” as defined by the SEC’s rules. The Board of Directors has also determined that Ms. Anderson and Ms. Lane have the “accounting or related financial management expertise” required by the Listing Standards.

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Compensation Committee

Members: Dr. Weikel (Committee Chair), Ms. Anderson, Mr. Bélingard, Mr. Neupert, Mr. Schechter (as of April 1, 2013)

The Compensation Committee is responsible for assisting the Board with the following functions:

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reviewing the Company’s compensation and benefit policies, procedures and objectives, including any perquisites paid to the CEO and other executive officers and directors;

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performing an annual review of and making recommendations to the full Board regarding the goals and objectives for CEO compensation, evaluating the CEO’s performance in light of those goals and objectives, and reviewing the compensation paid to the CEO and other executive officers;

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reviewing and evaluating the compensation paid to the Company’s directors;

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monitoring the evolving executive compensation landscape and considering shareholder feedback;

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reviewing and overseeing the Company’s incentive compensation and equity plans;

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evaluating the Company’s pay practices in relation to the Company’s risk profile; and

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producing a Compensation Committee report as required by the SEC to be included in the Company’s annual proxy statement.

The Compensation Committee has delegated to Mr. King the task of designing annual incentive plans for the other executive officers using targets established by and input provided by the Compensation Committee. For a discussion of Mr. King’s role in determining executive compensation, see the “Compensation Discussion and Analysis” section below (page 22).

The Compensation Committee has the sole authority to retain and terminate outside compensation consultants to evaluate executive officer and director compensation. The Compensation Committee has retained Cook & Co. as an outside independent compensation consultant since August 2004. Cook & Co. does no other work for the Company or its management except as directed by the Chairman of the Compensation Committee. See the “Compensation Discussion and Analysis” section below (page 22) for more information about Cook & Co.’s role in recommending the amount or form of executive compensation.

Quality and Compliance Committee

Members: Dr. Rubenstein (Committee Chair), Mr. Bélingard, Dr. Coles, Mr. Mac Mahon, Dr. Weikel

The Quality and Compliance Committee is responsible for assisting the Board in carrying out its oversight responsibility with respect to quality and compliance issues. This oversight responsibility includes ensuring that management adopts and implements policies and procedures that require the Company’s employees to act in accordance with high ethical standards, deliver high quality services and comply with health care and other legal requirements. The Committee meets regularly with the Chief Medical Officer and the Chief Legal Officer to review the Company’s quality management systems, discuss emerging scientific and medical issues and evaluate the Company’s programs for compliance with applicable legal and regulatory requirements.

Nominating and Corporate Governance Committee

Members: Mr. Mittelstaedt (Committee Chair), Ms. Lane, Mr. Mac Mahon, Dr. Williams

The Nominating and Corporate Governance Committee is responsible for assisting the Board with the following functions:

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identifying individuals qualified to become Board members, consistent with criteria approved by the Board;

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recommending to the Board the director nominees for the annual meeting of shareholders and the director nominees for each Board Committee;

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developing and recommending to the Board a set of corporate governance principles and business code of ethics; and

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leading the Board in its annual self-assessment.

Board and Committee Meetings

During 2012, the Board held sixteen meetings and acted four times by unanimous written consent. The Audit Committee held eight meetings, the Compensation Committee held five meetings, the Nominating and Corporate Governance Committee held three meetings, and the Quality and Compliance Committee held two meetings. During 2012, all of the directors attended no less than 75 percent of the total meetings of the Board and the Committees of which he or she was a member, with the exception of Dr. Coles, who attended 67 percent of such meetings. The Company notes that Dr. Coles would have attended more than 75 percent of such meetings but for the fact that he had jury duty. Members of the Board are encouraged to attend the Annual Meeting of Shareholders and all of the directors except for Dr. Coles and Dr. Williams attended the 2012 Annual Meeting of Shareholders.

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DIRECTOR COMPENSATION

The Company’s director compensation is designed to attract and retain highly qualified, independent directors to represent shareholders on the Board and act in their best interest. The Compensation Committee, which consists solely of independent directors, has primary responsibility for setting our director compensation program. Cook & Co., the Committee’s independent compensation consultant, assists the Compensation Committee in evaluating our director compensation program.

Elements of Non-Employee Director Compensation

On December 6, 2011 the Compensation Committee approved changes to director compensation, effective January 1, 2012. These changes were designed to align director compensation with emerging best practices and reflect the Board’s belief that director compensation should not depend upon the number of meetings held but rather depend on their ongoing work and oversight throughout the year. For 2012, elements of non-employee director compensation included the following:

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Annual Retainer. An annual retainer in the amount of $90,000 paid to each non-employee director in quarterly installments.

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Committee Chair Retainer. The Chair of the Audit Committee received $15,000, paid on a quarterly basis. The Chair of the Compensation Committee received $12,500, paid on a quarterly basis. All Chairs of all other committees received $10,000, paid on a quarterly basis.

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Lead Independent Director Retainer. The Lead Independent Director received $20,000, paid on a quarterly basis.

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Equity Compensation. Each non-employee director who was then serving on the Board received a grant of restricted stock having a value of $150,000 on May 24, 2012, subject to the requirements of the Company’s Director Stock Ownership Program (as further described below). The number of shares of restricted stock granted is determined by using the average share price for the 10 days preceding the grant date. The restricted stock award vests in equal allotments over three years beginning on the first anniversary of the grant date.

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Reimbursement of Expenses. Each director is reimbursed for his or her reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of the Board or its Committees, as well as for related activities such as director education courses and materials consistent with our policies concerning reimbursement for travel, entertainment and other expenses.

Board Stock Ownership Program

Maintaining a significant personal level of stock ownership ensures that each director is financially aligned with the interests of our shareholders. The Board believes that by holding an equity position in the Company, directors demonstrate their commitment to and belief in the long-term success of the Company. The Company’s Director Stock Ownership Program requires that each director must acquire and maintain a level of ownership of Common Stock equivalent to a number of shares having a value of $300,000 as of the date he or she became subject to the stock ownership program. Until the ownership requirement is met, a director is required to hold 50 percent of any shares of Common Stock acquired upon the lapse of restrictions on any stock grant and upon the exercise of stock options, net of any shares utilized to pay for the exercise price of the option and any tax withholding, if applicable. If a director fails to meet or show progress towards satisfying these requirements, the Compensation Committee may reduce future equity grants or other incentive compensation to that director. Each director is required to maintain this level of stock ownership for his or her entire tenure of service on the Board.

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Summary of 2012 Compensation to Non-Employee Directors

The compensation paid by the Company to the non-employee directors for 2012 is set forth in the table below. Information on compensation for Mr. King is set forth in the “Executive Compensation” section below (page 36).

Name	Fees Earned or Paid in Cash ($)(1)	Restricted Stock Awards ($)(2)	Total ($)
Kerrii B. Anderson	$113,000	$152,748	$265,748
Jean-Luc Bélingard	$90,000	$152,748	$242,748
N. Anthony Coles, Jr.	$90,000	$152,748	$242,748
Wendy E. Lane	$90,000	$152,748	$242,748
Thomas P. Mac Mahon	$90,000	$152,748	$242,748
Robert E. Mittelstaedt, Jr.	$120,000	$152,748	$272,748
Arthur H. Rubenstein	$100,000	$152,748	$252,748
M. Keith Weikel	$110,500	$152,748	$263,248
R. Sanders Williams	$90,000	$152,748	$242,748

(1)

Includes annual retainer payments of $90,000 each. Also includes Committee Chair retainer payments of $15,000 to Ms. Anderson, $10,000 to Mr. Mittelstaedt, $10,000 to Dr. Rubenstein and $12,500 to Dr. Weikel. Mr. Mittelstaedt also received $20,000 for serving as Lead Independent Director.

(2)

Amounts represent the aggregate grant date fair value for restricted stock awards to each director in 2012. For a discussion of the assumptions made in these valuations, see Note 14 to the Company’s audited financial statements included within its 2012 Annual Report on Form 10-K for the year ended December 31, 2012. The aggregate number of shares of restricted stock held by each director as of December 31, 2012 was 2,567, except for Dr. Coles, who held 2,467 shares of restricted stock at December 31, 2012.

The aggregate number of vested and exercisable stock options held by each director as of December 31, 2012 was as follows: Ms. Anderson—14,220; Mr. Bélingard—20,282; Dr. Coles— 1,199; Ms. Lane—15,369; Mr. Mac Mahon—12,924; Mr. Mittelstaedt—17,746; Dr. Rubenstein—17,318; Dr. Weikel—19,792; and Dr. Williams—6,632. The aggregate number of unvested stock options held by each director as of December 31, 2012 was 2,768, except for Dr. Coles, who had 2,401 unvested stock options at December 31, 2012.

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Proposal One  Election of Directors

The Nominating and Corporate Governance Committee and the full Board have nominated each of David P. King, Kerrii B. Anderson, Jean-Luc Bélingard, Wendy E. Lane, Robert E. Mittelstaedt, Jr., Peter M. Neupert, Arthur H. Rubenstein, Adam H. Schechter, M. Keith Weikel and R. Sanders Williams for election at the Annual Meeting to hold office until the next annual meeting of shareholders or until his or her earlier resignation or removal. All nominees have consented to serve, and the Board does not know of any reason why any nominee would be unable to serve. If a nominee becomes unavailable or unable to serve before the Annual Meeting, the Board can either reduce its size or designate a substitute nominee. If the Board designates a substitute, your proxy will be voted for the substitute nominee.

Information about each nominee is included below, including details about their qualifications, skills and experiences that supported the determination by the Nominating and Corporate Governance Committee and the Board that the person should serve as a director of LabCorp.

Nominees to the Board of Directors

David P. King

Chairman and Chief Executive Officer

David P. King (56) has served as Chairman of the Board, President, and Chief Executive Officer of the Company since May 6, 2009; prior to that date he served as a director, President and Chief Executive Officer of the Company since January 1, 2007. Mr. King served as Executive Vice President and Chief Operating Officer from December 2005 to January 2007, as Executive Vice President of Strategic Planning and Corporate Development from January 2004 to December 2005 and was hired in September 2001 as Senior Vice President, General Counsel and Chief Compliance Officer. Prior to joining the Company, he was a partner with Hogan & Hartson LLP (now Hogan Lovells US LLP) in Baltimore, Maryland from 1992 to 2001. Mr. King was appointed to the board of directors of Cardinal Health, Inc. in 2011 and serves on its Audit Committee as a financial expert. Mr. King has over 10 years’ experience with the Company in a variety of roles of increasing responsibility in corporate operations, strategic planning, and corporate administration. Mr. King has a deep understanding of the clinical laboratory industry, business strategy, sales and marketing and executive management of the Company and its operations.

Kerrii B. Anderson

Director

Kerrii B. Anderson (55) has served as a director of the Company since May 17, 2006. Ms. Anderson was Chief Executive Officer of Wendy’s International, Inc., a restaurant operating and franchising company from April 2006 until September 2008 when the company was merged with Triarc. Ms. Anderson served as Executive Vice President and Chief Financial Officer of Wendy’s International from 2000 to 2006. Prior to this position, she was Chief Financial Officer, Senior Vice President of M/I Schottenstein Homes, Inc. from 1987 to 2000. Ms. Anderson is the Chairwoman of the Board of Chiquita Brands International Inc. since October 2012, and the Chairwoman of the Nominating and Corporate Governance Committee and a member of the Compensation Committee. She is also a director and a member of the Compensation Committee and Audit Committee of Worthington Industries, Inc. Ms. Anderson serves on the financial committee of Columbus Foundation and Board of Trustees of Ohio Health and Board of Trustees for Elon University and chairs the Audit Committee for Elon. She also was a director of PF Chang’s China Bistro, Inc. from 2010 until June 2012 and Wendy’s International from 2006 until September 30, 2008. She has a strong record of leadership in operations and strategy. Ms. Anderson is also an audit committee financial expert of a result of her experience as CEO and CFO of Wendy’s International, Inc. Through her service on other public company boards, Ms. Anderson brings extensive financial, corporate governance and executive compensation experience to the Company’s Board.

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Jean-Luc Bélingard

Director

Jean-Luc Bélingard (64) has served as a director of the Company since April 28, 1995. Since 2011, Mr. Bélingard has been Chairman of bioMérieux, the worldwide leader of the IVD microbiology segment. Since July 2011, Mr. Bélingard has also taken over the CEO position of bioMérieux. Mr. Bélingard retired as Chairman and Chief Executive Officer of Ipsen SA, a diversified French health care holding company, on November 22, 2010. He had served in that position since 2001. Prior to this position, Mr. Bélingard was Chief Executive Officer from 1999 to 2001 of bioMérieux-Pierre Fabre, a diversified French health care holding company, where his responsibilities included the management of that company’s worldwide pharmaceutical and cosmetic business. Mr. Bélingard is also a director of Stallergenes (France). Mr. Bélingard was also a director of Celera Corporation, a former division of Applera Corporation, Norwalk, Connecticut from May 2008 to May 2010. Mr. Bélingard served as a director and member of the Audit Committee of Nicox (France) from December 2002 to August 2010. Mr. Bélingard was a director of Applera Corporation, Norwalk, Connecticut from 1993 to June 2008. From 1990 to 1999, Mr. Bélingard was CEO of Roche Diagnostics and a member of the Hoffman La Roche group Executive Committee. Mr. Belingard’s long tenure at Roche, Ipsen and BioMérieux provides valuable business, leadership and management experience, including leading a large organization with global operations. He brings a strong strategic and operational background to the Company’s Board. He also brings an important international perspective to the Board’s deliberations. Mr. Bélingard has extensive corporate governance experience through his service on other public company boards.

Wendy E. Lane

Director

Wendy E. Lane (61) has served as a director of the Company since November 1996. Ms. Lane has been Chairman of Lane Holdings, Inc., an investment firm, since 1992. Prior to forming Lane Holdings, Inc., Ms. Lane was a Principal and a Managing Director of Donaldson, Lufkin & Jenrette, an investment banking firm, serving in these and other positions from 1980 to 1992. Ms. Lane is a director and sits on the Executive Committee of the Board of Directors of Willis Group Holdings, Ltd. and is also an Audit Committee member, chairs the Compensation Committee and has sat on special Committees. She is also a director and member of the Audit Committee of UPM-Kymmene Corporation. With her extensive experience in various segments of the financial industry, including investment banking and insurance, Ms. Lane is an audit committee financial expert bringing critical insight to, among other things, the Company’s financial statements, accounting principles and practices, internal controls over financial reporting and risk management practices. She has extensive compensation, audit and corporate governance experience through her service on other public company boards in a variety of industries. Ms. Lane also has extensive international experience through her service on the boards of Willis Group and UPM-Kymmene, two broad-based multinational corporations domiciled overseas.

Robert E. Mittelstaedt, Jr.

Lead Independent Director

Robert E. Mittelstaedt, Jr. (69) has served as a director of the Company since November 1996. Mr. Mittelstaedt is Dean Emeritus and Professor of Management of the W.P. Carey School of Business at Arizona State University. Prior to June 30, 2004, he was Vice Dean, Executive Education of The Wharton School, University of Pennsylvania. Mr. Mittelstaedt had served with The Wharton School since 1973, with the exception of the period from 1985 to 1989 when he founded, served as President and Chief Executive Officer, and subsequently sold Intellego, Inc., a company engaged in practice management, systems development, and service bureau billing operations in the medical industry. Mr. Mittelstaedt serves as a director and Compensation Committee chair of W.P. Carey & Co., LLC and also serves as a director and Compensation Committee member of Innovative Solutions & Support, Inc. Mr. Mittelstaedt brings to the Board experience as a recognized expert in business strategy, corporate governance and executive compensation issues. Mr. Mittelstaedt serves as the Board’s Lead Independent Director and brings a deep understanding of the role of the Board and its oversight of corporate governance and business strategy.

Peter M. Neupert

Director

Peter M. Neupert (56) has served as a director of the Company since January 2013. Mr. Neupert has been an Operating Partner at Health Evolution Partners, a health only, middle market private equity firm, since January 2012. Prior to that, Mr. Neupert served as Corporate Vice President of the Microsoft Health Solutions Group from its formation in 2005 to January 2012. Mr. Neupert served on the President’s Information Technology Advisory Committee (PITAC) co-chairing the Health Information Technology subcommittee, helping to drive the “Revolutionizing Health Care Through Information Technology” report, published in June 2004. Mr. Neupert served as the founding President and Chief Executive Officer of drugstore.com from 1998 to 2001 and as Chairman of the Board of Directors through September 2004. He serves as a trustee for the Fred Hutchinson Cancer Research Center and was an active member of the Institute of Medicine’s Roundtable on Value & Science-Driven Healthcare from 2007-2011. Mr. Neupert brings to the Board experience as a recognized expert in health information technology and perspective on how to grow shareholder value leveraging business strategies with technology. His prior experience as a public company CEO and board member of both private and public companies brings practical insight to the business strategy, corporate governance and emerging trends in healthcare.

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Arthur H. Rubenstein, MBBCh

Director

Arthur H. Rubenstein, MBBCh (75) has served as a director of the Company since August 1, 2004. Dr. Rubenstein was the Dean of the University of Pennsylvania School of Medicine and Executive Vice President for the University of Pennsylvania Health System from 2001 until June 31, 2011. Previously, Dr. Rubenstein was Dean and Gustave L. Levy Distinguished Professor at the Mount Sinai School of Medicine in New York from 1997 to 2001. He has also been a faculty member and chairman of the Department of Medicine at the University of Chicago. He is a distinguished member of the American Academy of Arts and Sciences and the American Association for the Advancement of Science. Dr. Rubenstein serves as a director of Glycadia and is Chair of the Medical/Scientific Board of Catabasis Pharmaceuticals, Inc. He served as a director of Diasome from May 2009 to June 2011. Dr. Rubenstein was a director of the Association of Academic Health Centers from October 2004 until September 2009. As a prominent medical clinician and academician, Dr. Rubenstein’s health care policy, regulatory and quality management experience with large health care delivery systems brings an important industry specific and practicing physician’s perspective to the Board’s deliberation.

Adam H. Schechter

Director

Adam H. Schechter (48) is expected to join the Board of Directors on April 1, 2013. Mr. Schechter is an Executive Vice President of Merck & Co., Inc. and the President of Merck’s Global Human Health Division since 2010, which includes the company’s worldwide pharmaceutical and vaccine businesses. He is a member of Merck’s executive committee and pharmaceutical and vaccines operating committee. Prior to becoming President, Global Human Health, Mr. Schechter served as President, Global Pharmaceutical Business from 2007 to 2010. Mr. Schechter’s extensive experience at Merck includes global and U.S.-focused leadership roles spanning sales, marketing, and managed markets, as well as business and product development. Mr. Schechter serves on the board of directors for the European Federation of Pharmaceutical Industries and Associations. He is a Board Member for Water.org and an Executive Board Member for the National Alliance for Hispanic Health. Mr. Schechter brings to the Board global business acumen and general management experience, as well as demonstrated success in leading large, innovation-focused organizations. Mr. Schechter’s deep knowledge of the pharmaceutical and healthcare industries and extensive experience collaborating with many of its key stakeholders to achieve patient-focused outcomes brings practical insight to the business strategies to service the changing healthcare environment.

M. Keith Weikel, Ph.D.

Director

M. Keith Weikel, Ph.D. (75) has served as a director of the Company since July 16, 2003. On December 31, 2006, Dr. Weikel retired as Senior Executive Vice President and Chief Operating Officer of Manor Care, Inc., a health-care provider, where he began his career in 1984 with Manor HealthCare Corporation, an operating subsidiary of Manor Care, Inc. Dr. Weikel is currently a member of the Federation of American Hospitals and the Alliance for Quality Long-term Care and serves as Director Emeritus for Manor Care, Inc. and as a director for Direct Supply, Inc. As a result of his experience as Commissioner of the Medical Services Administration of the Department of Health and Human Services and his years of business experience as an executive leader, Dr. Weikel has a deep understanding of the health care system. Dr. Weikel has a strong record of leadership in large health care company operations and his tenure on the Company’s Board provides him with a deep familiarity with the Company’s business and industry. As the former COO of Manor Care, Dr. Weikel brings an important perspective to his service as a director for the Company due to his extensive operations experience.

R. Sanders Williams, M.D.

Director

R. Sanders Williams, M.D. (64) has served as a director of the Company since May 16, 2007. Dr. Williams is President of The J. David Gladstone Institutes and Professor of Medicine at the University of California San Francisco. Prior to this appointment, Dr. Williams served Duke University between 2001 and 2010 as Dean of the School of Medicine, Senior Vice Chancellor, Senior Advisor for International Strategy, and founding Dean of the Duke-NUS Graduate Medical School Singapore. He has served previously as President of the Association of University Cardiologists, Chairman of the Research Committee of the American Heart Association, on the editorial boards of leading biomedical journals, on the Advisory Committee to the Director of the National Institutes of Health and on the Board of External Advisors of the National Heart, Lung and Blood Institute. He is a Director of Bristol-Myers Squibb Company, however on January 22, 2013, Dr. Williams notified Bristol-Meyers Squibb Company that he will not stand for re-election to the Board of Directors at the 2013 Annual Meeting of Stockholders, which is expected to be held in May 2013. Dr. Williams is also a member of the Institute of Medicine of the National Academy of Sciences, and a Fellow of the American Association for the Advancement of Science. His experience as a physician, biomedical scientist, and executive leader brings important perspective to his service to the Company as a director.

The Board unanimously recommends that shareholders vote “FOR” the election of the nominees listed above.

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EXECUTIVE OFFICERS

Information regarding each of LabCorp’s executive officers and their relevant business experience is summarized below.

David P. King

President and Chief Executive Officer

See “Proposal One: Election of Directors” (page 18) for information about Mr. King.

James T. Boyle, Jr.

Executive Vice President, Chief Operating Officer

Mr. Boyle (56) has served as Executive Vice President, Chief Operating Officer since October 2009. He is responsible for the day-to-day supervision of all operations and sales of the Company. Prior to October 2009, Mr. Boyle was Senior Vice President, Managed Care since May 2006. In December of 2008, Mr. Boyle also assumed operating responsibility for the Company’s Occupational Testing/Employer Group Services in his then current role of Senior Vice President of Managed Care/OTS. Mr. Boyle previously held the position of Vice President of Managed Care from August 2004 to May 2006. Prior to that Mr. Boyle was the Director of Litigation and Assistant General Counsel from 1999 to 2004. Prior to joining the Company in 1999, Mr. Boyle was engaged in the private practice of law for more than 15 years, specializing in litigation.

William B. Hayes

Executive Vice President, Chief Financial Officer and Treasurer

Mr. Hayes (47) has served as Executive Vice President, Chief Financial Officer and Treasurer since June 2005. Mr. Hayes served as Senior Vice President, Investor Relations from July 2004 to June 2005. Prior to this date, Mr. Hayes was Senior Vice President, Finance since 2000. Mr. Hayes is responsible for the day-to-day supervision of the finance and billing functions of the Company. Prior to joining the Company in 1996, Mr. Hayes was in the audit department at KPMG LLP for 9 years.

Mark E. Brecher, M.D.

Senior Vice President, Chief Medical Officer

Dr. Brecher (57) joined the Company in March 2009 as Senior Vice President, Chief Medical Officer. Prior to joining the Company, Dr. Brecher served as Vice Chair of the Department of Pathology and Laboratory Medicine at the McLendon Clinical Laboratories, University of North Carolina Hospitals from July 2006 to February 2009. From July 2003 to July 2006, Dr. Brecher was the Acting Director of the Laboratory Information Systems and the Director of Clinical Pathology. Dr. Brecher is a member of the editorial board of Transfusion and is an associate editor of the Journal of Clinical Apheresis. He is a past chair of the Department of Health and Human Services Advisory Committee on Blood Safety and Availability and a past president of the American Society for Apheresis.

F. Samuel Eberts III

Senior Vice President, Chief Legal Officer and Secretary

Mr. Eberts (53) has served as Senior Vice President, Chief Legal Officer, Secretary and Chief Compliance Officer since January 1, 2009. Prior to that time he served as Senior Vice President, General Counsel since August 2004. Prior to joining the Company, he was Vice President, Secretary, and General Counsel of Stepan Company. Before joining Stepan Company, he was Assistant General Counsel for Cardinal Health, Inc. from 1998 to 2001 and Associate General Counsel for Allegiance Healthcare Corporation (Allegiance Healthcare Corporation was purchased by Cardinal Health in 1998). Prior to that time, he was Chief Counsel of the Biotech North America division of Baxter International Inc.

Lidia L. Fonseca

Senior Vice President, Chief Information Officer

Ms. Fonseca (44) joined the Company in May 2008 as Senior Vice President, Chief Information Officer. Prior to joining the Company she served as Executive Vice President Global Operations and Technology at Synarc Inc. from 2005 to early 2008. Prior to Synarc, Ms. Fonseca worked at Philips Medical Systems from 1997 to 2005 in various roles including, the global CIO for Phillips Medical Systems and Vice President Supply Chain Management in the Nuclear Medicine Division from 2003-2005, managing various factories and logistics operations. On March 8, 2013, the Company announced that Ms. Fonseca and the Company agreed that her employment and status as an executive officer would terminate effective March 31, 2013.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the Company’s executive compensation program and decisions for 2012. This section details the compensation framework applied by the Compensation Committee and, in particular, our compensation philosophy, elements of executive pay, compensation decisions and the link between executive pay and performance. The named executive officers of the Company (“named executives”) for 2012 are:

•

David P. King, Chief Executive Officer

•

James T. Boyle, Executive Vice President, Chief Operating Officer

•

F. Samuel Eberts III, Senior Vice President, Chief Legal Officer

•

Lidia L. Fonseca, Senior Vice President, Chief Information Officer

•

William B. Hayes, Executive Vice President and Chief Financial Officer

Determining Executive Compensation

The Role of the Compensation Committee

The Compensation Committee works throughout the year reviewing compensation trends, evaluating emerging best practices and considering changes to executive compensation that will provide our senior management with an incentive to achieve superior financial results for the Company and align pay with performance. In determining executive compensation, the Committee considers the results of the most recent shareholder Say-on-Pay vote, proxy advisory services recommendations and shareholder feedback in deciding whether changes to the executive compensation program are needed going forward. The Committee approves changes to each component of executive officer compensation, including merit increases to base salary, annual incentive awards and long-term equity incentive awards.

The Role of Management

Annually, Mr. King, our Chief Executive Officer, is invited to provide input on the Compensation Committee’s executive compensation decisions, as well as propose awards for the other executive officers, based on his assessment of past and expected individual performance and contribution. With regard to compensation decisions for Mr. King, the Compensation Committee considers results of his performance assessment, including input from all independent non-employee directors, as well as the Company’s financial and business performance. In an executive session, the chair of the Compensation Committee leads the independent non-employee directors through a review of Mr. King’s annual accomplishments, a review and approval of compensation actions recommended by the Compensation Committee and a review of performance objectives for the next year. The Board reviews and approves the Committee’s recommendations for Mr. King’s compensation.

The Role of the Independent Consultant

Cook & Co., the Committee’s independent compensation consultant, plays an integral role in the compensation setting process, and one of its representatives attends most of the Compensation Committee meetings to serve as a resource for the Committee. Cook & Co. provides insight and advice related to the Company’s compensation plans and policies, and provides recommendations based on compensation trends and regulatory/compliance developments. In order to encourage independent review and discussion of executive compensation matters, the Compensation Committee and the Committee chair may request meetings with the independent compensation consultant in executive session without management present. The Compensation Committee has sole authority to retain or replace the independent compensation consultant. In order to maintain consultant independence, Compensation Committee pre-approval is required for all services performed by the independent compensation consultant.

Pay For Performance

LabCorp’s executive compensation program is designed to attract, motivate and retain executives in a highly competitive environment. Our executive compensation philosophy is to pay for performance by rewarding the achievement of specific short-term and long-term operational and strategic goals. We believe our executive compensation program avoids unnecessary risk taking and aligns the interests of our shareholders with the performance of our executives. This program reflects our strong commitment to a results-driven compensation program.

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In support of the Company’s compensation philosophy, our executive compensation program embodies the following principles:

•

performance-based variable compensation should comprise a significant part of total compensation, with the percentage of at-risk compensation highest for the executive officers;

•

the size and the realizable values of incentive awards provided to executive officers should vary significantly with performance achievements;

•

an emphasis on stock-based compensation aligns the long-term interests of executive officers and shareholders;

•

compensation opportunities for executive officers must be evaluated against those offered by companies that are in similar industries and are similar in size and scope of operations; and

•

differences in executive compensation within the Company should reflect varying levels of responsibility and/or performance.

The Company seeks to achieve outstanding performance for our shareholders through a focus on increased revenue, earnings per share (“EPS”), cash flow, operating income and relative total shareholder return. Our compensation program rewards our executives for achieving goals set for these financial measures, as well as for increasing the Company’s stock price. A substantial majority of the executives’ 2012 compensation opportunity was in the form of performance-based awards, including performance-based cash compensation (awarded under our Management Incentive Bonus Plan, (“MIB Plan”)), stock options, restricted stock and performance shares, all of which provide our executives a strong incentive to drive Company performance and increase shareholder value. Incentive compensation is guided by the following principles:

•

our annual incentive cash payment plan only provides payments if performance goals are met;

•

payments under our annual incentive cash payment plan, if any, are based on a mix of Company goals common to all executives and strategic and individual goals for each executive in line with the executive’s major responsibilities, so that incentive cash payments relate to both Company performance as well as individual performance, and performance goals are tied to specific financial and operational priorities of the Company each year;

•

by granting performance shares on overlapping cycles, the Company is able to make adjustments to multi-year performance goals each year; and

•

a significant portion of long-term incentives are earned only if three-year objective performance goals are met.

The Compensation Committee believes that the Company’s compensation program must also be grounded in sound governance practices, including:

•

all executives must meet significant stock ownership requirements that increase with their level of responsibility within the Company; in 2012 stock ownership requirements for the Chief Executive Officer and Executive Vice Presidents increased from four to six times base salary and from two to three times base salary, respectively;

•

we prohibit pledging and hedging with respect to Company stock, including the use of “short sales,” “puts,” “calls” and similar instruments designed to offset the risk of a decline in the value of the Company’s stock;

•

we do not provide any tax gross-ups to the executives;

•

there is a cap on the annual incentive cash payment opportunity even for extraordinary performance so that executives are not provided incentives to take inappropriate risks;

•

there are no employment agreements with our executives;

•

the Master Senior Executive Severance Plan that provides financial protection for our executives in circumstances involving a change in control is a “double trigger” plan, requiring termination following a change in control for severance payouts; and

•

a clawback provision under the 2012 Omnibus Incentive Plan.

Redesign of Executive Compensation in 2012

The framework and most significant compensation decisions for our executive compensation for 2012 were set in early 2012. At that time, the most recent shareholder advisory vote on our Say-on-Pay proposal had occurred at our 2011 meeting, where the proposal received 98 percent of the vote. Notwithstanding that level of overwhelming support for our executive compensation and the Company’s strong performance in 2011, for 2012 the Compensation Committee continued to evaluate changes to the overall design of our compensation program by considering compensation trends and emerging best practices as well as proxy advisory services recommendations and shareholder feedback. As a result, significant changes or actions for 2012 included (1) emphasizing the direct return to shareholders by using relative total shareholder return as an element of incentive compensation; (2) changing the calculation of the number of stock options to be granted to the Chief Executive Officer to use a methodology that is more in line with the value placed on options by proxy advisory services, reducing the size of the award; (3) freezing base pay for executive officers in 2012; and (4) expanding the number of officers covered by, and increasing the required ownership levels under, our stock ownership guidelines.

When establishing pay levels, the Committee takes into consideration a number of factors, including the outcome of the annual market assessment conducted by Cook & Co. The information presented by Cook & Co. in late 2011 showed that, in the aggregate, our named executive officer’s target total compensation (base salaries, target bonus opportunity and target value of long-term incentives) was generally competitive with the median of the “Peer Group” (page 27). Base salaries tended to be conservative (i.e., below median) relative to similar positions among our peers. Overall, the Committee modified total direct compensation to place greater emphasis on the variable pay elements (annual bonus, long-term incentives), demonstrating the Committee’s commitment to align pay outcomes with performance, both short and long-term. Individual compensation decisions for our executives vary due to a variety of factors including experience, tenure, performance, and contribution.

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For 2012, our continued focus on pay for performance resulted in approximately 71 percent of Mr. King’s 2012 total target compensation (which is base salary plus the target amounts under our annual cash incentive and long-term incentive arrangements) being at risk and performance-based. For the other named executives, approximately 65 percent of the average of the 2012 total target compensation was at risk and performance-based.

The charts below show the mix of pay elements included in total compensation opportunities for 2012 for our Chief Executive Officer and an average for our other named executives.

At our 2012 annual shareholders meeting, our Say-on-Pay proposal was approved with over 72 percent of the votes cast. In connection with that vote and as part of the Committee’s ongoing commitment to considering changes to our compensation program, management and the Committee initiated a complete review of the Company’s executive compensation program. This included direct outreach to the Company’s major institutional investors (representing the ownership of approximately 79 percent of the Company’s outstanding shares) for the express purpose of better understanding and responding to shareholder concerns related to compensation.

Through this engagement with our shareholders, review of emerging best practices, and analysis and review by Cook & Co., the Committee determined to further demonstrate its commitment to a pay for performance culture, continuing the realignment of long-term incentive compensation and the emphasis on the direct return to shareholders as measured by relative total shareholder return as a larger element of incentive compensation.

As part of the realignment of long-term incentive compensation for 2013, the Compensation Committee eliminated the use of stock options. Long-term incentive compensation opportunities in 2013 consist of 70 percent performance shares with performance targets of revenue (50 percent weighting), relative total shareholder return (35 percent weighting) and EBIT (15 percent weighting). Restricted stock units comprise the remaining 30 percent of the 2013 long-term incentive compensation opportunity. We remain committed to our executive compensation program and its emphasis on long-term alignment with our shareholders.

The actions taken in 2012 resulted in the redesign of our executive compensation program to substantially increase the emphasis on performance-based, long-term incentives. The following chart provides an overview of the compensation and pay practices and key actions taken in 2012 and 2013 to enhance the alignment of the interests of our executives and our shareholders:

Component	Brief Description	Purpose	Key 2012 Actions	Key 2013 Actions
Base Salary	• Regular, fixed compensation • Reviewed annually • Generally targeted at competitive median	• Element of fixed compensation and part of competitive total compensation package • Reflects each named executive’s individual role and responsibilities	• No increase in CEO and named executive salaries	• No increase in CEO salary • 2% increase for other named executives
Annual Cash Incentive (MIB Plan)

•

Annual variable cash compensation

•

Target based on a percentage of salary

- Together with salary generally provides cash compensation opportunity that is at or below competitive median

•

Annual performance goals based on a scorecard combination of financial, strategic and individual metrics

• Pay for annual performance • Promote achievement of annual corporate, group and individual goals that contribute to creation of long-term shareholder value

•

Payouts to named executives were below target (62.3%-69.6% of target) based on financial and strategic performance results for 2012 not achieving targeted levels

•

Year-over-year decline in payouts by approximately 48% to the CEO and by 50% as to the average payouts of the other named executives

• Continue to align targets with Company’s near term and long-term strategic objectives • Payouts to be determined

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Component	Brief Description	Purpose	Key 2012 Actions	Key 2013 Actions
Long-Term Incentives

•

Annual grants using a portfolio of equity awards

•

Performance shares become earned based on three-year performance

•

Restricted stock awards subject to a three-year vesting schedule

•

Target award levels based on competitive market data and Company philosophy to emphasize long-term compensation opportunities

• Pay for longer-term performance • Alignment with long-term interests of shareholders • Vesting features encourage retention

•

Changed mix of performance measures for three year (2012-2014) performance period for performance shares, which comprised 40% of long-term incentive

-20% of performance share award tied to relative total shareholder return, which was a new measure for 2012

-40% of award tied to Adjusted Operating Income; and

-40% of award tied to sales

•

Stock options reduced to 35% of total long-term incentives

•

CEO stock option award reduced by approximately 17%

• Stock options eliminated • Performance shares increased to 70% of total long-term incentives • Restricted stock units (30%) with three year vesting schedule
Perquisites	• Limited perquisites • No tax gross-ups	• Part of a competitive total compensation package	• No change in 2012	• No change to date
Change in Control Severance Protection

•

Pre- and post-change in control protection against a “qualifying termination”

•

Cash severance based on a multiple of salary and average prior incentive cash payments, capped at 3X for CEO for post-change in control termination (2X for pre-change in control termination)

•

Double trigger

•

No tax gross-ups

		• Part of a competitive total compensation package • Encourages management economic neutrality in considering potential transactions	• No change in 2012	• No change to date
Sound Pay Practices

•

No employment contracts

•

No guaranteed bonuses

•

No additional age/service credits for years not worked with LabCorp or its predecessor companies under pension plan

•

No personal use of corporate aircraft at LabCorp’s expense

•

No excessive severance or change in control provisions

•

No payment of dividends on stock options or unvested performance awards

•

No stock option repricing without shareholder approval

•

No tax gross-ups on perquisites or severance/change in control payments

• Enhance the transparency of our pay program and align with the Company’s long standing commitment to good governance practices

•

To demonstrate our commitment to sound corporate governance practices stock ownership guidelines were increased

- CEO – 6 times base salary

- EVPs – 3 times base salary

- Other senior management, 1 times base salary

• Stock ownership requirement of 1 times base salary extended to all senior management
Retirement	• Tax-qualified 401(k) plan • Frozen tax-qualified Cash Balance plan and non-qualified Defined Benefit plan • Deferred compensation plan (no company contributions)	• Part of a competitive total compensation package	• No change in 2012	• No change to date

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2012 Compensation Decisions

2012 Financial and Business Performance

The Compensation Committee considers the Company’s financial and business performance in making compensation decisions and believes that realized compensation should be tied to actual performance. The Company delivered solid performance in 2012, made possible by disciplined execution of our five-pillar strategy to grow the business and increase shareholder value. These five strategic pillars are:

•

Deploy capital to investments that enhance our business and return capital to shareholders;

•

Enhance IT capabilities to improve the physician and patient experience;

•

Continue to improve efficiency to remain the most efficient and highest value provider of laboratory services;

•

Continue scientific innovation to offer new tests at reasonable and appropriate pricing; and

•

Participate in the development of alternative delivery models to improve patient outcomes and reduce the cost of care.

Despite persistent economic headwinds and a healthcare landscape undergoing fundamental transformation, we achieved our operational and financial goals across a broad range of measures. We generated solid increases in test volumes, revenues and earnings in 2012, achieving growth both organically and through strategic acquisitions. The Company grew revenue 2.3 percent to $5.7 billion, and Adjusted Earnings Per Share Excluding Amortization increased by 7.1 percent to $6.82. (Adjusted Earnings Per Share Excluding Amortization is a non-GAAP measure calculated by excluding the effects of the impact of restructuring and other special charges of $0.29 per share and amortization expense ($0.54 per share) from the GAAP diluted earnings per share of $5.99). These results are especially noteworthy in a market environment in which total net U.S. jobs and managed care enrollment, key metrics for our industry, remained largely stagnant.

In 2012, we also extended our long record of generating strong operating and free cash flow, which we used to make strategic acquisitions, invested in the business and returned to shareholders through the repurchase of $516 million of LabCorp stock. Moreover, through efficiency initiatives and rigorous expense management we reduced our selling, general and administration expenses as a percentage of revenue by 1.2 percentage points in 2012. Finally, we enhanced our strong balance sheet by refinancing $1 billion of debt at historically low interest rates.

We are proud of these accomplishments. This performance extended a strong growth record that has been sustained through several years of economic distress. We believe that our continued focus on a disciplined execution of our five pillar strategy will lead to sustainable, superior results for the Company and our shareholders. While we continue to focus on and reward our executives building long-term, sustainable success, we also balance our approach to pay-for-performance to reward consistent superior performance every year. Notwithstanding the strong operational achievements of our Company and our executives, we did not achieve certain of the robust targets that we set for the year, which is reflected in the earnings of the Company’s named executives under our MIB Plan. Most of the Company’s financial goals under the MIB Plan were achieved above threshold but slightly below target, with the exception of Free Cash Flow, which did not achieve threshold (see page 29). As a result, even with our strong performance, each named executive received MIB Plan payouts at or below target levels, ranging from between 62 percent to 70 percent of the target, reflecting our philosophy that compensation should be directly tied to Company and individual performance achievements. The chart below shows the reduction in the total payout of the annual non-equity incentive compensation year over year. Our named executive officers were paid a total of 49% less in 2012 than the year prior.

	Total 2011 Payout	Total 2012 Payout	Y/Y Reduction in Total Payout for the Named Executives %
David P. King	$2,019,536	$1,056,872	(47.6%)
James T. Boyle	$803,421	$430,605	(46.4%)
F. Samuel Eberts III	$230,695	$116,734	(49.3%)
Lidia L. Fonseca	$278,723	$141,036	(49.3%)
William B. Hayes	$629,321	$292,725	(53.4%)

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Use of Peer Group

In evaluating executive compensation, the Compensation Committee considers both absolute performance and performance relative to an established peer group, as well as the pay practices of that peer group. With input from Cook & Co., the comparative peer group is selected from public companies in the healthcare services industry that are closest to LabCorp in terms of scope of services and are of a similar size in terms of revenue, profitability, cash flow, market capitalization and number of employees. Beginning in 2012, the Committee also considered the peer group used by our most direct competitors in determining our peer group. Each year, with the support of Cook & Co., the Committee reviews the peer group to ensure it remains valid for benchmarking purposes and makes adjustments as needed to reflect changes in business strategy and peer circumstances (e.g. acquisitions). In 2012, the peer group was modified from the peer group used in 2011 to include several new companies in order to more closely align the Company’s peer group with that of its competitors. As a result, the following companies were added to the peer group: Allergan, Inc., Baxter International Inc., Beckton-Dickinson, Inc., Covidien Plc, Henry Schein, Inc., ThermoFisher, Inc. and Zimmer Holdings. Additionally, the Company removed Biogen Idec Inc. and Covance Inc. from the peer group because both companies have different business models that make them less relevant comparators. The companies included in the 2012 comparative peer group were:

• Agilent Technologies, Inc.	• DaVita Inc.	• Quest Diagnostics Incorporated
• Allergan, Inc.	• Express Scripts, Inc.	• St. Jude Medical, Inc.
• Baxter International Inc.	• Henry Schein, Inc.	• Stryker Corporation
• Becton, Dickinson and Company	• Life Technologies Corporation	• Thermo Fisher Scientific, Inc.
• Boston Scientific Corporation	• Omnicare, Inc.	• Zimmer Holdings
• Covidien Plc	• Owens & Minor, Inc.

For 2013, Express Scripts was removed from the peer group. The Compensation Committee believes that the merger of Express Scripts and Medco materially changed the company’s size such that it is no longer an appropriate comparator.

Annually, Cook & Co. prepares a review of competitive total compensation for the Company’s executives versus similar positions at our peer group companies and utilizes national survey data for executives for whom there is insufficient comparable information in the peer company proxy statements. The competitive review confirmed that, for 2012, the Company continues to meet its compensation objectives, with a mix of lower cash compensation and somewhat higher long-term incentives than its peers. We have historically emphasized higher long-term incentives to more closely align our executives’ interests with the long-term performance of the Company.

2012 Actions

Our executive compensation program focuses on three key elements of compensation: (1) annual salary; (2) annual cash incentive pay; and (3) long-term incentive awards. We also provide limited perquisites, severance benefits, and post-retirement benefits as part of a standard, competitive compensation package.

Base Salary

As described above, while the Compensation Committee generally targets salary levels of the named executives at or below the median of the peer group, it retains the flexibility to adjust individual compensation to take into account variations in the individual’s job experience and responsibility, as reviewed and recommended to the Committee by Mr. King. Annual changes in base salaries are determined using several factors including the peer group’s practices, our performance, the individual’s performance and increases generally provided to our employees.

For 2012, neither Mr. King nor any of the other named executives received an increase in base salary in 2012. The Committee made the decision to freeze the named executives’ salaries in 2012 at the recommendation of Mr. King, taking into account the factors discussed above and the fact that there was no planned general increase for the other employees of the Company. While other employees across the Company ultimately received increases in 2012, the base salaries did not increase for the named executives.

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Annual Cash Incentive Pay (MIB Plan)

Our MIB Plan is designed to compensate our executives for achieving in-year goals that further the Company’s strategy and create shareholder value. Target MIB Plan award amounts for 2012 for the named executives ranged from 50 percent to 150 percent of base salary.

Certain performance measures under the MIB Plan may be achieved at a threshold, target or superior level. If the actual performance measures fall between either the threshold and target levels or the target and superior levels, the payouts are prorated accordingly. If the threshold level of performance for a particular goal is not achieved, the payout for that goal is zero. Some performance measures under the MIB Plan provide that the goal is either achieved or not achieved, meaning that there is a yes/no outcome (i.e., the goal was either achieved earning a 100 percent target payment, or was not achieved, resulting in no payment). However, the Committee retains the discretion to determine a lower level of payout.

Threshold	Target	Superior
50% payout of Target amount	100% payout of Target amount	150% payout of Target amount

Payments under the MIB Plan are based on a mix of Company Financial Goals that are shared among all of the executives, as well as additional individual and strategic goals that may apply only to a specific executive. The common goals represented 70 percent to 80 percent of the target amount of each executive’s opportunity under the MIB Plan, while the remaining 20 percent to 30 percent of the target amount was based on individual and strategic goals. Performance goals are evaluated annually and may change to reflect the financial and operational priorities of the Company.

Company Goals. For 2012, each of our named executive officers shared five goals:

•

Revenue (20 percent weighting);

•

Adjusted EPS (a non-GAAP measure calculated consistent with the adjusted EPS measure used by the Company in its quarterly earnings releases filed on Form 8-K by deducting the impact of restructuring and other special charges and loss on divestiture of assets from the GAAP measure of diluted earnings per share) (20 percent weighting);

•

Free Cash Flow (a non-GAAP measure calculated consistent with the free cash flow measure used by the Company in its quarterly earnings releases filed on Form 8-K by deducting capital expenditures from the GAAP measure of net cash provided by operating activities) (15 percent weighting);

•

Return on Invested Capital (ROIC) (15 percent weighting); and

•

Adjusted Operating Income (10 percent weighting).

The Revenue, Adjusted EPS and Adjusted Operating Income performance measures were selected as performance measures because they are the top-line and bottom-line measures used by the Company and the investment community to evaluate our operating performance. Given the fixed-cost nature of the Company’s business, revenue growth and cost control are necessary to drive increased Adjusted Operating Income. The Return on Invested Capital (“ROIC”) performance measure was selected because it compensates executives for appropriate allocation of the Company’s capital. The Free Cash Flow performance measure was added as an important strategic goal because when combined with the other metrics, the goals collectively reward growth. These common goals represented 70 percent to 80 percent of the target amount of each named executive’s opportunity under the MIB Plan.

Individual and Strategic Goals. In addition to the five common goals described above, the performance measures used for the remaining 20 percent to 30 percent of each named executive officer’s target amount are directed to specific areas of focus for each named executive officer for 2012, tying individual performance to strategic goals that will contribute to our overall success. These additional goals are unique to each of the named executives. The individual and strategic goals applicable to each named executive under the MIB Plan for 2012 are discussed below under the heading “Summary of MIB Plan Payments by Executive.”

Setting and Evaluating Performance Targets. The threshold, target and superior goals for Revenue, Adjusted EPS, Free Cash Flow, ROIC and Adjusted Operating Income performance measures were based on various outcomes considered by the Compensation Committee, with the target amounts most closely approximating the Company’s operating budget approved by the Board. Because annual targets for performance goals are set at levels based on our expected financial performance for the year and business opportunities in the clinical laboratory industry, the Compensation Committee believes that paying at 150 percent of a performance measure’s target for the named executives for superior performance provides appropriate incentive to achieve outcomes clearly exceeding target expectations. The Compensation Committee further believes that threshold amounts represent sufficient performance to warrant incentive compensation and that a 50 percent potential payout is appropriate. For those individual goals that have a “yes/no” outcome or only a target level of performance, there is no threshold level of performance and no separate superior level of performance, and the goal is set based on the Compensation Committee’s determination that the individual goal is important to achieving the Company’s operational goals for the year. The achievement of performance measures that are not financially-based is determined by the Committee in its discretion, after discussion with Mr. King. Performance levels are determined annually by the Compensation Committee based upon its collective experience and reasoned business judgment. The Compensation Committee determines the performance measures, performance targets and allocation for Mr. King. In turn, the Committee has delegated to Mr. King the responsibility of determining the incentive plans for each of the other named executives, using substantially the same Company targets established by the Compensation Committee, subject to the approval of the Compensation Committee.

Results for 2012 Company Financial Goals. The 2012 goals that were common for each of the named executives and the result for the year for each goal were:

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Goal	Threshold		Target		Superior		2012 Result		% of Target
Revenue	$5.43	billion	$5.69	billion	$5.96	billion	$5.67	billion	99.6%
Adjusted EPS*	$6.75		$6.90		$7.05		$6.82		99.8%
ROIC	11.8%		12.3%		12.8%		12.2%		99.2%
Free Cash Flow**	$747	million	$795	million	$843	million	$668	million – no payout for this goal	-%
Adjusted Operating Income ***	-		$1.14	billion	-		-$1.06	billion – no payout for this goal	-%

*

Adjusted EPS represents GAAP diluted earnings per share, adjusted for restructuring and other special charges, as disclosed in the Company’s quarterly and annual earnings releases furnished on Form 8-K.

**

Free Cash Flow represents GAAP net cash provided by operating activities less capital expenditures, as discussed in the Company’s quarterly and annual earnings releases furnished on Form 8-K.

***

Adjusted Operating Income represents operating income, excluding restructuring and other special charges, as disclosed in the Company’s quarterly and annual earnings releases furnished on Form 8-K.

Summary of MIB Plan Payments by Executive. The goals and MIB Plan targets for each named executive in 2012 are discussed below. For each named executive, the charts below show the following: the total target cash incentive opportunity; the goals, as well as the allocation of the target among those goals; the payout for each goal at varying levels of achievement; and the actual payment for each goal, which reflects the level of achievement relative to the threshold, target, and superior measures. For 2012, each of the named executives achieved above threshold but below target performance for the Revenue, ROIC and Adjusted EPS goals and did not achieve target for the free cash flow and Adjusted Operating Income goals, as shown in the table above.

Mr. King

As Chief Executive Officer, Mr. King’s individual goals for 2012 were focused on the importance of executing key elements of our strategic plan. As a result of the achievements reflected in the table below, Mr. King’s earned annual incentive cash payment was approximately 70 percent of his 2012 target goal.

2012 TARGET AND ACTUAL PAYOUT

Base Salary	Target % of Base Salary	Total Opportunity at Target	Actual Payout % of Target	Actual Payout(1)
$1,013,000	150%	$1,519,500	70%	$ 1,056,872

2012 RESULTS

	Allocation by Goal		Incentive Cash Payment	Opportunity by Goal by Level of Achievement
	%	Goal	Threshold	Target	Superior	Actual Payout(1)
Company Financial Goals:(2)	20%	Revenue	$151,950	$303,900	$455,850	$261,411
	20%	Adjusted EPS	$151,950	$303,900	$607,800	$200,575
	15%	Free Cash Flow	$113,963	$227,925	$341,888	-
	15%	ROIC	$113,963	$227,925	$341,888	$184,620
Individual/Strategic Goals:	25%	Development of approved Strategic Vision and Roadmap	$-	$379,875	$-	$341,888
	5%	Succession Planning and Strategic Planning Hire	$-	$75,975	$-	$68,378
TOTAL	100%		$531,826	$1,519,500	$2,203,276	$1,056,872

(1)

Although the Compensation Committee determined that these goals were met at a higher level, at his request the Compensation Committee reduced Mr. King’s payout for each of his goals by 10% to reflect that all of the other executives had an Adjusted Operating Income goal included in their MIB goals that was not earned. The Adjusted Operating Income goal was added to the other executives after the Committee had set Mr. King’s 2012 goals. The Committee believes that reducing Mr. King’s total MIB payout by 10% of what he otherwise would have earned was an appropriate action in light of the Company not achieving the goal.

(2)

The 2012 results for the Company Financial Goals are set forth in the table above under the heading “Results for 2012 Company Financial Goals.”

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Mr. Boyle

As Chief Operating Officer, Mr. Boyle’s individual goals for 2012 were based on operational matters in line with his major responsibilities. As a result of the achievements reflected in the table below, Mr. Boyle’s earned annual incentive cash payment was approximately 67 percent of his 2012 target goal.

2012 TARGET AND ACTUAL PAYOUT

Base Salary	Target % of Base Salary	Total Opportunity at Target	Actual Payout % of Target	Actual Payout
$512,000	125%	$640,000	67%	$430,605

2012 RESULTS

	Allocation by Goal		Incentive Cash Payment	Opportunity by Goal by Level of Achievement
	%	Goal	Threshold	Target	Superior	Actual Payout
Company Financial Goals:(1)	20%	Revenue	$64,000	$128,000	$192,000	$122,338
	20%	Adjusted EPS	$64,000	$128,000	$256,000	$93,867
	15%	Free Cash Flow	$48,000	$96,000	$144,000	-
	15%	ROIC	$48,000	$96,000	$144,000	$86,400
	10%	Adjusted Operating Income	$-	$64,000	$-	$-
Individual/Strategic Goals:	10%	Successful Talent Development for Key Operations Positions(2)	$-	$64,000	$-	$64,000
	10%	Successful Transition of Esoteric Businesses to COO(3)	$-	$64,000		$64,000
TOTAL	100%		$224,000	$640,000	$928,000	$430,605

(1)

The 2012 results for the Company Financial Goals are set forth in the table above under the heading “Results for 2012 Company Financial Goals.”

(2)

The Compensation Committee determined that this goal was met and approved a payout at target based on its review of the successful talent development for key operations positions.

(3)

The Compensation Committee determined that this goal was met and approved a payout at target based on its review of the successful transition of the Esoteric Businesses to the Chief Operating Officer.

Mr. Eberts

As Chief Legal Officer, Mr. Eberts’ individual goals for 2012 were based on legal and regulatory matters in line with his major responsibilities. As a result of the achievements reflected in the table below, Mr. Eberts’ earned annual incentive cash payment was approximately 67 percent of his 2012 target goal.

2012 TARGET AND ACTUAL PAYOUT

Base Salary	Target % of Base Salary	Total Opportunity at Target	Actual Payout % of Target	Actual Payout
$346,996	50%	$173,498	67%	$116,734

2012 RESULTS

	Allocation by Goal		Incentive Cash Payment	Opportunity by Goal by Level of Achievement
	%	Goal	Threshold	Target	Superior	Actual Payout
Company Financial Goals:(1)	20%	Revenue	$17,350	$34,700	$52,050	$33,165
	20%	Adjusted EPS	$17,350	$34,700	$69,400	$25,447
	15%	Free Cash Flow	$13,012	$26,024	$39,036	$-
	15%	ROIC	$13,012	$26,024	$39,036	$23,422
	10%	Adjusted Operating Income	$-	$17,350	$-	$-
Individual/Strategic Goals:	10%	Successful Development of International Compliance Program(2)	$-	$17,350	$-	$17,350
	10%	Strengthen the Company’s legal response to actionable competitive activity(3)	$-	$17,350	$-	$17,350
TOTAL	100%		$60,724	$173,498	$251,572	$116,734

(1)

The 2012 results for the Company Financial Goals are set forth in the table above under the heading “Results for 2012 Company Financial Goals.”

(2)

The Compensation Committee determined that this goal was met and approved a payout at target based on its review of the successful development of an international compliance program.

(3)

The Compensation Committee determined that this goal was met and approved a payout at target based on the Company’s legal actions initiated to address actionable competitive activity, including violation of intellectual property rights, applicable state and federal regulations and contractual agreements.

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Ms. Fonseca

As Senior Vice President, Chief Information Officer, Ms. Fonseca’s individual goals for 2012 were based on the improvement of the effectiveness of her areas of responsibility, delivery of the Beacon LBS Physician Decision Support capability and completion of the Propel Projet in line with her major responsibilities. As a result of the achievements reflected in the table below, Ms. Fonseca earned an annual incentive cash payment that was approximately 67 percent of her target goal.

2012 TARGET AND ACTUAL PAYOUT

Base Salary	Target % of Base Salary	Total Opportunity at Target	Actual Payout % of Target	Actual Payout
$349,365	60%	$209,619	67%	$141,036

2012 RESULTS

	Allocation by Goal		Incentive Cash Payment	Opportunity by Goal by Level of Achievement
	%	Goal	Threshold	Target	Superior	Actual Payout
Company Financial Goals:(1)	20%	Revenue	$20,962	$41,924	$62,886	$40,070
	20%	Adjusted EPS	$20,962	$41,924	$83,848	$30,744
	15%	Free Cash Flow	$15,721	$31,443	$47,165	$-
	15%	ROIC	$15,721	$31,442	$47,165	$28,298
	10%	Adjusted Operating Income	$-	$20,962	$-	$-
Individual/Strategic Goals:	10%	Complete Beacon LBS Physician Decision Support capability(2)	$-	$20,962	$-	$20,962
	10%	Complete Propel Project(3)	$-	20,962	$-	$20,962
TOTAL	100%		$73,367	$209,619	$303,948	$141,036

(1)

The 2012 results for the Company Financial Goals are set forth in the table above under the heading “Results for 2012 Company Financial Goals.”

(2)

The Compensation Committee determined that this goal was met and approved a payout at target for this goal based on its review of the successful completion of the Beacon LBS Physician Decision Support.

(3)

The Compensation Committee determined that this goal was met and approved a payout at target for this goal based on its review of the successful completion of the Propel Project.

Mr. Hayes

As Chief Financial Officer, Mr. Hayes’ individual goals for 2012 were based on his responsibility for financial management, as well as his responsibility for completing certain strategic acquisition integrations. As a result of the achievements reflected in the table below, Mr. Hayes earned an annual incentive cash payment that was approximately 62 percent of his target goal.

2012 TARGET AND ACTUAL PAYOUT

Base Salary	Target % of Base Salary	Total Opportunity at Target	Actual Payout % of Target	Actual Payout
$470,000	100%	$470,000	62%	$292,725

2012 RESULTS

	Allocation by Goal		Incentive Cash Payment	Opportunity by Goal by Level of Achievement
	%	Goal	Threshold	Target	Superior	Actual Payout
Company Financial Goals:(1)	20%	Revenue	$47,000	$94,000	$141,000	$89,842
	20%	Adjusted EPS	$47,000	$94,000	$188,000	$68,933
	15%	Free Cash Flow	$35,250	$70,500	$105,750	$-
	15%	ROIC	$35,250	$70,500	$105,750	$63,450
	10%	Adjusted Operating Income	$-	$47,000	$-	$-
Individual/Strategic Goals:	10%	Successful year 2 Genzyme Integration(2)	$-	$47,000	$-	$47,000
	10%	Development of single, improved comprehensive accession report and forecast(3)	$-	$47,000		$23,500
TOTAL	100%		$164,500	$470,000	$681,500	$292,725

(1)

The 2012 results for the Company Financial Goals are set forth in the table above under the heading “Results for 2012 Company Financial Goals.”

(2)

The Compensation Committee determined that this goal was met and approved a payout at target for this goal based on its review of the successful completion of the year 2 Genzyme integration plan.

(3)

The Compensation Committee determined that Mr. Hayes developed a single, improved comprehensive report and forecast but that the timing of development and application to business segments warranted a 50 percent payout at target for this goal.

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Long-Term Incentive Compensation

In 2012, we continued our practice of using stock options (35 percent of target value, based on Black-Scholes option value), restricted stock (25 percent of target value, based on grant date fair value) and performance share awards (40 percent of target value, based on grant date fair value). For 2012, the Compensation Committee believed that a balanced program using these three award types achieves all of the following:

•

rewards stock-price growth, particularly through the use of stock options;

•

delivers performance-based, “at-risk” compensation through performance shares;

•

ensures longer-term business focus through the use of multi-year operational performance goals to determine the number of performance share awards ultimately earned;

•

provides attractive retention features through multi-year vesting and the use of restricted stock;

•

aligns the interests of the executive officers, including the named executive officers, with the interests of all shareholders; and

•

aligns with emerging practices of the market and is supported by the peer group data.

In 2012, we reduced the percentage of stock options by 5 percent to 35 percent and increased the percentage of restricted stock awards by 5 percent to 25 percent. We made this change to align our program more closely with market trends.

Long-Term Incentive Target Award Levels

Award values for 2012 were determined so that award levels were generally positioned at the median of the peer group. Mr. King’s award values for 2012 were slightly above the median of the peer group and the award values for the balance of the named executives for 2012 ranged from slightly above the median to below the median of the peer group. The Compensation Committee retains the flexibility to adjust individual award levels, taking into account variations in the individual’s job experience and responsibility, as reviewed and recommended to the Committee by Mr. King. These values were selected based on the Company’s desire to attract and retain executive talent, the Company’s stated objective of placing a greater emphasis on long-term incentives and the Committee’s assessment of the Company’s performance. Stock option and restricted stock awards vest in equal one-third increments over a three-year period beginning on the first anniversary of the grant date. The stock options, if unexercised, will expire ten years from the date of grant, subject to their earlier termination.

2012-2014 Performance Shares Granted

Performance shares granted for 2012 become earned based on Adjusted Operating Income, Sales (excluding Ontario, Canada) and Relative Total Shareholder Return during the three-year performance period that began January 1, 2012 and ends December 31, 2014, as follows:

Goal	Weighting	Threshold	Target	Superior
Adjusted Operating Income	40%	$3.48 billion	$3.70 billion	$3.82 billion
Sales (excluding Ontario, Canada)	40%	$16.43 billion	$16.74 billion	$17.07 billion
Relative Total Shareholder Return	20%	30th Percentile	50th Percentile	70th Percentile

Adjusted Operating Income was selected as a target because it is a bottom-line measure used by the Company and the investment community to evaluate our operating performance. Sales growth was selected based on the importance of this measure to the market price of our stock and its importance to growing operating income. Relative Total Shareholder Return was selected based on feedback from our shareholders, Cook & Co.’s recommendations and the Compensation Committee’s determination to tie a significant portion of long-term incentive compensation directly to share appreciation. Amounts earned are prorated for achievement between levels. Failure to achieve threshold would result in the executives receiving no performance shares for the period in question.

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2010-2012 Performance Share Awards Earned

We granted performance share awards in 2010 that would be earned only to the extent the stated performance goals over the three-year performance period were realized. The performance shares granted in 2010 had a three-year performance period that ended December 31, 2012. These awards became earned based on performance during that period at 93.3 percent of target. The shares earned based on performance were subject to an additional time-based vesting requirement through March 28, 2013. The following chart summarizes the cumulative performance goals and results for this award:

Goal	Weighting	Threshold		Target		Superior		2010-2012 Result
Adjusted Sales*	30%	$13.88	billion	$14.51	billion	$15.01	billion	$14.55	billion
Adjusted EPS**	70%	$16.90		$18.06		$19.19		$17.78

**

Adjusted Sales represents the Company’s consolidated sales for the three-year period ended December 31, 2012, excluding the sales from its Ontario subsidiary and from its acquisition of Genzyme Genetics.

*

Adjusted Earnings Per Share (“Adjusted EPS”) represents GAAP diluted Earnings Per Share, excluding restructuring and other special charges, as disclosed by the Company in its quarterly earnings releases. It also adjusts for differences between the budgeted exchange rate used for the Company’s Ontario consolidated subsidiary versus the actual exchange rates used in translating that subsidiary’s financial results in each of the years in the three-year period ended December 31, 2012. In addition, Adjusted EPS excludes the per share impact of the Company’s acquisition of Genzyme Genetics.

Equity Grant Practices; Clawback Requirement

Generally, the Compensation Committee approves equity grants at the beginning of the year in connection with a regularly scheduled Compensation Committee meeting. Under the 2012 Omnibus Incentive Plan used for these awards, the grant date of an award is the date the Compensation Committee approves the award and the price is based on the closing market price on the grant date. The Compensation Committee does not time awards with the release of information concerning the Company.

Awards that have been made pursuant to the 2012 Omnibus Incentive Plan are subject to a mandatory repayment policy, pursuant to which gains on such awards may be recovered in the event of an accounting restatement involving certain forms of misconduct. In addition, awards made under the 2012 Omnibus Incentive Plan may be annulled if the grantee is terminated for cause (as defined in the 2012 Omnibus Incentive Plan or in any other agreement with the grantee).

Stock Ownership Guidelines

The Board believes that requiring senior management to maintain a significant personal level of stock ownership ensures that each member of senior management is financially aligned with the interests of our shareholders. Pursuant to the executive stock ownership program, each member of senior management must acquire and maintain a level of ownership in the Company’s Common Stock equivalent to a number of shares having a value that is a multiple of that executive’s base salary using the salary and stock price as of the date he or she became subject to the stock ownership program. This level will be adjusted if the executive’s position changes and the new position has a different ownership requirement. An executive is required to maintain this level of stock ownership throughout his or her tenure with the Company until near retirement. In 2012, the guidelines were revised to cover all senior leadership and to increase the multiple for the Chief Executive Officer to 6x and the multiple for Executive Vice Presidents to 3x. The ownership requirements for each position are:

Position	Company Stock Ownership Requirements as a Multiple of Base Salary
Chief Executive Officer	6x
Executive Vice Presidents	3x
All Other Senior Leadership	1x

Until the ownership requirement is met, an executive is required to hold 50 percent of any shares of Company stock acquired upon the lapse of restrictions on any stock grant and upon the exercise of stock options, net of taxes and shares used to pay the exercise price. If an executive fails to meet or show progress towards satisfying these requirements, the Compensation Committee may reduce future equity grants or other incentive compensation for that executive. Once an executive reaches the age of 62, the ownership requirement is reduced by 50 percent, and once an executive reaches the age of 64, the ownership requirement is reduced by 75 percent.

Perquisites

Beginning in 2011, the Compensation Committee phased out certain perquisites for executives that were not considered consistent with emerging compensation practices, which resulted in discontinuing the annual car allowance, home security system allowance and club membership allowance. The Compensation Committee determined that financial counseling, long-term disability and personal liability insurance and a health check-up allowance were appropriate to continue because these benefits help ensure that the Company’s executives maintain appropriate fiscal and physical health, which contributes to stable executive leadership for the Company. The aggregate value of these perquisites for 2012 is approximately $14,450 for Mr. King and an average of approximately $8,220 for the other named executives. While the Compensation Committee believes that the remaining perquisites are conservative and provide benefits to the Company, there are no tax gross-up payments associated with these perquisites. For more information on perquisites in 2012, including the valuation and amounts, see the “Summary Compensation Table” below.

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Ban on Pledging and Hedging Transactions

The Company maintains an Insider Trading Policy that prohibits executives and key employees from pledging and hedging with respect to Company stock, including the use of “short sales,” “puts,” “calls” and similar instruments designed to offset the risk of a decline in the value of the Company’s stock;

Termination and Change-in-Control Payments

The Company has not entered into any employment agreements or other individual termination arrangements with any executives.

The Company has had a severance plan in place since 1996 that provides participants financial protection in circumstances involving a qualifying termination, with a higher level of payment if the qualifying termination occurs within 3 years of a change in control (a “double trigger”). The severance plans are comprised of the Amended and Restated Master Senior Executive Severance Plan (the “Amended and Restated Severance Plan”) and a Master Senior Executive Change-in-Control Severance Plan (the “Change-in-Control Plan”). The Company originally adopted and continues to maintain the severance plans to provide a competitive benefit necessary to attract and retain executives, and so that in the context of a change in control the executive would consider corporate actions that would benefit shareholders without regard to personal finances.

As a result of amendments over time, we believe that the severance plans are appropriately structured and consistent with current market practice. For example, the severance plans provide for severance payments that reflect the actual performance of the executive over prior periods by basing severance payments on actual, rather than target, annual MIB Plan payments and the plans do not have tax gross-up payments associated with change-in-control payments. For additional information on the termination and change-in-control benefits under the Amended and Restated Severance Plan and the Change-in-Control Plan, see “Potential Payments Upon Termination or Change-in-Control” on page 43.

The 2012 Omnibus Incentive Plan provides that if awards are assumed or substituted in a change in control, a double trigger is required for accelerated vesting. The plan does not provide for any gross-up and we believe these provisions are consistent with emerging compensation trends.

In 2004, the Board approved the Senior Executive Transition Policy (the “Transition Policy”) to reflect the belief that a strong succession planning process ensures the continued success of the Company, in anticipation of several members of the then-current management team retiring in the near future and knowing that failure to ensure a smooth transition of leadership would have an adverse effect on the Company and its shareholders. The Compensation Committee continues to believe that the Transition Policy is important to strong succession planning for the Company’s most senior positions. Eligibility requirements for the Transition Policy include, (a) being a member of the management Executive Committee (“EC”) and designated as a participant by the Chief Executive Officer and the Compensation Committee, (b) having five years of service as an EC member, (c) having 10 years of service with the Company, and (d) approval from the Board of a plan that ensures a smooth and effective transition of the departing executive’s management team including honoring a non-solicit and non-compete agreement. Currently, the only individuals designated for participation in the Transition Policy are Messrs. King and Hayes. The eligibility requirements of the Transition Policy are designed to ensure the retention of the executive over a period of time, to provide the Company with the ability to limit participation to the most senior executives and to ensure the goal of strong succession planning. The Transition Policy also provides additional protection to the Company in the form of a non-compete and non-solicitation agreement, and the policy sets forth the treatment of long-term incentive awards made under the Company’s stock incentive plans in the event of a voluntary termination before age 65.

Deferred Compensation Program

In 2001, the Board approved the Deferred Compensation Plan (“DCP”) under which certain of the Company’s executives, including the named executives, may elect to defer up to 100 percent of their annual cash incentive pay and/or up to 50 percent of their annual base salary and/or eligible commissions subject to annual limits established by the federal government. The deferral limits were based on the Compensation Committee’s assessment of best practices at the time the DCP was established. The DCP provides executives a tax efficient strategy for retirement savings and capital accumulation without significant cost to the Company. The Company makes no contributions to the DCP. For additional information on the DCP, see the “Nonqualified Deferred Compensation Table” and accompanying narrative below.

Retirement Plans

The Company previously adopted a supplemental retirement plan, the Pension Equalization Plan (the “PEP”) for executives, including the named executives. The PEP is an unfunded, non-contributory, non-qualified plan that was designed to provide income continuation benefits at retirement and work in conjunction with the Company’s Cash Balance Retirement Plan (the “Cash Balance Plan”), a qualified and funded defined benefit plan available to substantially all employees. The PEP was intended to provide additional retirement benefits to a select group of management employees as an integral part of a total compensation package designed to attract and retain top executive performers. Requirements of participation when the PEP was established included (a) approval of participation by the Chief Executive Officer, (b) being named as a Senior or Executive Vice President or operating in the capacity of one, or (c) being named as the President or Chief Executive Officer. Effective January 1, 2010, both the PEP and the Cash Balance Plan were frozen; no new participants will be admitted and no further service credits will be awarded to current participants.

The Company also offers a defined contribution retirement savings plan (i.e., 401(k) plan) called the Employees’ Retirement Savings Plan. Participation in this plan is available to all US-based employees, including the executives. Company contribution information is reflected in the “Summary Compensation Table” below for the executives.

Tax and Accounting Treatments

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) limits the corporate federal income tax deduction for certain “non-performance based” compensation paid to the chief executive officer and, pursuant to IRS guidance, each of the three highest paid employees (other than the chief financial officer) of public companies to $1 million per year. Compensation that is “performance-based” under Section 162(m) is not subject to this deduction limit. The Compensation Committee has carefully considered the Company’s executive compensation program in light of the applicable tax rules. Our 2012 Omnibus Incentive Plan and MIB Plan were structured to permit us to use awards that qualify as “performance-based” under Section 162(m) where appropriate, including for stock options, performance share awards and the majority of our annual cash incentive program. The Compensation Committee believes that tax deductibility is but one factor to be considered in fashioning an appropriate compensation package for executives. As a result, the Compensation Committee reserves and will exercise its discretion in this area to design a compensation program that serves the long-term interests of the Company. The non-deductible portion of executive compensation paid in 2012 was $2,348,921, which the Compensation Committee has determined to be in the best interests of the Company and its shareholders.

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Say-on-Pay Vote

The Company provides its shareholders with the opportunity to cast an annual advisory vote to approve executive compensation (a “Say-on-Pay proposal”). At our 2012 annual meeting of shareholders, over 72 percent of the votes cast at that meeting were in favor of the Say-on-Pay proposal. As a result of the Say-on-Pay vote at the 2012 annual meeting, the Committee revised executive compensation for 2013 to keep the base salary for Mr. King flat as compared to 2012 and changed the target pay mix for long-term incentives for Mr. King to consist of 70 percent of performance shares, 30 percent of restricted stock units and no stock options. The Compensation Committee’s actions are further described above under the heading “Redesign of Executive Compensation.” The Compensation Committee believes that these changes demonstrate our commitment to a results-driven compensation program. The Compensation Committee will continue to consider the outcome of votes on the Company’s Say-on-Pay proposals when making future compensation decisions for the named executives.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of the Company has reviewed and discussed the Compensation Discussion and Analysis with management pursuant to Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K (including through incorporation by reference to this Proxy Statement).

THE COMPENSATION COMMITTEE

M. Keith Weikel, Chairman
Kerrii B. Anderson
Jean-Luc Bélingard
Peter M. Neupert

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EXECUTIVE COMPENSATION

Summary Compensation Table

The compensation paid, accrued or awarded during the years ended December 31, 2010, 2011 and 2012 to the Company’s named executive officers, which includes the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated executive officers serving at year-end, is set forth below:

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
David P. King Chief Executive Officer	2012	$1,012,700	$5,288,813	$2,252,068	$1,056,872	$58,906	$24,402	$9,693,761
	2011	$993,800	$4,546,074	$3,285,146	$2,019,536	$188,782	$25,660	$11,058,998
	2010	$885,333	$4,040,640	$2,653,089	$1,902,675	$131,722	$59,287	$9,672,746
James T. Boyle Executive Vice President Chief Operating Officer	2012	$511,900	$1,695,335	$869,878	$430,605	$27,400	$23,427	$3,558,545
	2011	$501,900	$1,460,914	$1,055,543	$803,421	$92,006	$27,489	$3,941,273
	2010	$450,000	$1,725,175	$852,393	$702,782	$66,044	$64,488	$3,860,882
F. Samuel Eberts III Senior Vice President Chief Legal Officer	2012	$346,929	$331,672	$171,271	$116,734	$14,089	$12,423	$993,118
Lidia L. Fonseca Senior Vice President Chief Information Officer	2012	$349,298	$331,672	$171,271	$141,036	$1,556	$10,003	$1,004,836
	2011	$344,687	$299,442	$214,812	$278,723	$15,295	$21,350	$1,174,309
William B. Hayes Executive Vice President Chief Financial Officer	2012	$469,961	$1,686,254	$863,869	$292,725	$36,720	$24,372	$3,373,901
	2011	$465,151	$1,442,766	$1,044,432	$629,321	$152,046	$26,350	$3,760,066
	2010	$436,800	$1,367,925	$901,024	$589,490	$96,199	$52,331	$3,443,769

(1)

Values reflect the amounts actually paid to the named executive officers in each year. Base salary adjustments, if any, typically occur in February of each year, and are normally effective on March 1. Any base salary adjustments are not retroactive to the beginning of the year, which means that notwithstanding that base salaries were not increased in 2012 from 2011, the executive officers still received slightly more in 2012 because for a portion of 2011 the executives were being compensated at the base salary amounts established in 2010.

(2)

Represents the aggregate grant date fair value of stock option, restricted stock and performance share awards for each named executive officer granted during each respective year. For the assumptions used to determine the grant date fair value of stock options, see Note 14 to the Company’s audited financial statements included within its Annual Report on Form 10-K for the year ended December 31, 2012. The grant date fair value of restricted stock is based on the closing price of the Common Stock on the applicable grant date. For performance share awards, 80% of the grant date fair value is based on the closing price of the common stock on the applicable grant date, and 20 percent of the grant date fair value is based on a Monte-Carlo simulated fair value for the relative (to the peer companies listed in the S&P 500 Health Care Index) total shareholder return component of the performance awards. For this purpose, performance share awards included in the above totals are valued assuming achievement at target, which was the probable outcome determined for accounting purposes at the time of grant. The target and maximum grant date value of performance share awards for 2012 included above is as follows:

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Name	Grant Date Value at Target Performance ($)	Grant Date Value at Maximum Performance ($)
David P. King	$3,281,912	$5,743,345
James T. Boyle	$1,050,584	$1,838,521
F. Samuel Eberts III	$204,538	$357,942
Lidia L. Fonseca	$204,538	$357,942
William B. Hayes	$1,050,584	$1,838,521

(3)

Represents the amounts earned by each named executive officer during 2012 pursuant to the Company’s MIB Plan. For additional information on these awards for 2012, see the “Grants of Plan-Based Awards” table below and the “Compensation Discussion & Analysis – Annual Cash Incentive Pay” above.

(4)

Represents solely the aggregate change in the actuarial present value of each named executive officer’s accumulated benefit under the Company’s pension plans in the year indicated. For the assumptions made in the 2012 valuations, see Note 16 to the Company’s audited financial statements included within its Annual Report on Form 10-K for the year ended December 31, 2012. These assumptions change from year to year to reflect current market conditions.

(5)

Includes the value of the following perquisites: financial services, executive long-term disability premiums, personal liability insurance premiums, and annual physicals pursuant to the policies in effect for a particular year. Also includes Company 401(k) contributions.

Financial services amounts are based on the actual amounts paid by the Company to its third party vendor for financial planning services. Use of the corporate jet is provided by the Company to the named executive officers for business trips. Any personal use of the corporate jet is strongly discouraged and subject to review and prior approval by the CEO and designated directors. In 2010, 2011 and 2012, none of the named executive officers had any personal use of the corporate jet.

Perquisites

The table below details the perquisites including those that exceeded 10 percent of the total perquisites offered to the named executive officer during 2012, plus the Company contributions into each executive’s 401(k) account during 2012.

Name	Year	Financial Services(a)	Long-term Disability(a)	Personal Liability Insurance(a)	Annual Physical(a)	Company-paid 401-k(b)
David P. King	2012	$11,118	$2,340	$994	$-	$9,950
James T. Boyle	2012	$10,913	$1,950	$614	$-	$9,950
F. Samuel Eberts III	2012	$2,420	$1,950	$553	$-	$7,500
Lidia L. Fonseca	2012	$-	$1,950	$553	$-	$7,500
William B. Hayes	2012	$9,408	$1,950	$614	$-	$12,400

(a)

Represents the actual cost of the perquisite, the value of which is taxable to the named officer but which taxes are not reimbursed by the Company.

(b)

Includes the Company Non-Elective Safe Harbor Contribution and Company Discretionary Contribution.

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Grants of Plan-Based Awards

During 2012, the following stock option, restricted stock, performance share awards, and annual cash incentive awards pursuant to the Management Incentive Bonus (MIB) Plan were made to the named executive officers.

Name	Award Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)
David P. King	Restricted Stock	2/28/12							22,100			$2,006,901
	Performance Shares	2/28/12				17,650	35,300	61,775				$3,281,912
	Options	5/24/12								149,900	$84.86	$2,252,068
	MIB Plan	3/31/12	$531,826	$1,519,500	$2,203,276
James T. Boyle	Restricted Stock	2/28/12							7,100			$644,751
	Performance Shares	2/28/12				5,650	11,300	19,775				$1,050,584
	Options	5/24/12								57,900	$84.86	$869,878
	MIB Plan	3/31/12	$224,000	$640,000	$928,000
F. Samuel Eberts III	Restricted Stock	2/28/12							1,400			$127,134
	Performance Shares	2/28/12				1,100	2,200	3,850				$204,538
	Options	5/24/12								11,400	$84.86	$171,271
	MIB Plan	3/31/12	$60,724	$173,498	$251,572
Lidia L. Fonseca	Restricted Stock	2/28/12							1,400			$127,134
	Performance Shares	2/28/12				1,100	2,200	3,850				$204,538
	Options	5/24/12								11,400	$84.86	$171,271
	MIB Plan	3/31/12	$73,367	$209,619	$303,948
William B. Hayes	Restricted Stock	2/28/12							7,000			$635,670
	Performance Shares	2/28/12				5,650	11,300	19,775				$1,050,584
	Options	5/24/12								57,500	$84.86	$863,869
	MIB Plan	3/31/12	$164,500	$470,000	$681,500

(1)

Amounts represent the possible percentage payouts pursuant to the MIB Plan as established by the Compensation Committee in February 2012. Actual amounts paid out pursuant to the plan are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For a discussion of the performance criteria applicable to these awards, see the “Compensation Discussion and Analysis – Annual Cash Incentive Pay” above.

(2)

Amounts represent potential shares to be earned under the performance share awards. The performance share awards vest at the end of three years provided that certain performance metrics are met. For a discussion of the performance criteria applicable to these awards, see the “Compensation Discussion and Analysis – Long-Term Incentive Equity Awards” above.

(3)

Amounts represent restricted stock awards that vest ratably over three years, beginning on the first anniversary of the grant date, based on continued service.

(4)

Amounts represent stock option awards that vest ratably over three years, beginning on the first anniversary of the grant date, based on continued service.

(5)

The amounts shown in this column represent the full grant date fair market value of restricted stock, performance share and option awards as computed in accordance with accounting standards for stock based compensation, but excluding the effect of estimated forfeitures. The amount shown in this column will likely vary from the amount actually realized by any named executive officer based on a number of factors, including the number of shares that ultimately vest, the satisfaction or failure to meet any performance criteria, the timing of any exercise or sale of shares, and the price of common stock. The value for stock options is calculated using the Black-Scholes option pricing model. The value for performance share awards (assuming achievement of performance awards at maximum) is as follows: Mr. King-$5,743,345; Mr. Boyle-$1,838,521; Mr. Eberts-$357,942; Ms. Fonseca-$357,942; and Mr. Hayes-$1,838,521.

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Outstanding Equity Awards at Fiscal Year-End

The following table shows, as of December 31, 2012, the number of outstanding stock options, restricted stock and performance awards held by the named executive officers:

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3,4,5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
David P. King	2/20/2007	150,000		$80.37	2/20/2017
	5/07/2008	195,700		$75.63	5/07/2018
	2/10/2009	199,200		$60.04	2/10/2019
	2/09/2010	130,933	65,467	$70.15	2/09/2020
	2/09/2011	59,133	118,267	$90.74	2/09/2021
	5/24/2012	0	149,900	$84.86	5/24/2022
	2/09/2010					6,400	$554,368
	2/09/2011					11,134	$964,427
	2/28/2012					22,100	$1,914,302
	2/09/2010							35,827	$3,103,335
	2/09/2011							33,400	$2,893,108
	2/28/2012							35,300	$3,057,686
James T. Boyle	3/01/2005	3,334		$47.89	3/01/2015
	2/23/2006	10,000		$58.57	2/23/2016
	2/20/2007	10,000		$80.37	2/20/2017
	5/07/2008	14,400		$75.63	5/07/2018
	2/10/2009	47,400		$60.04	2/10/2019
	2/09/2010	42,066	21,034	$70.15	2/09/2020
	2/09/2011	19,000	38,000	$90.74	2/09/2021
	5/24/2012	0	57,900	$84.86	5/24/2022
	2/09/2010					2,067	$179,044
	2/09/2011					3,600	$311,832
	2/28/2012					7,100	$615,002
	2/09/2010							11,475	$993,965
	2/09/2011							10,700	$926,834
	2/28/2012							11,300	$978,806
F. Samuel Eberts III	3/1/2005	10,000		$47.89	3/1/2015
	2/23/2006	10,000		$58.57	2/23/2016
	5/7/2008	9,200		$75.63	5/7/2018
	2/10/2009	18,200		$60.04	2/10/2019
	2/9/2010	9,400	4,700	$70.15	2/9/2020
	2/9/2011	3,866	7,734	$90.74	2/9/2021
	5/24/2012	0	11,400	$84.86	5/24/2022
	2/9/2010					467	$40,452
	2/9/2011					734	$63,579
	2/28/2012					1,400	$121,268
	2/9/2010							2,612	$226,251
	2/9/2011							2,200	$190,564
	2/28/2012							2,200	$190,564

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Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3,4,5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
Lidia L. Fonseca	5/12/2008	14,400		$77.73	5/12/2018
	2/09/2010	9,400	4,700	$70.15	2/09/2020
	2/09/2011	3,866	7,734	$90.74	2/09/2021
	5/24/2012	0	11,400	$84.86	5/24/2022
	2/09/2010					467	$40,452
	2/09/2011					734	$63,579
	2/28/2012					1,400	$121,268
	2/09/2010							2,612	$226,251
	2/09/2011							2,200	$190,564
	2/28/2012							2,200	$190,564
William B. Hayes	2/20/2007	55,000		$80.37	2/20/2017
	5/07/2008	72,200		$75.63	5/07/2018
	2/09/2010	0	22,234	$70.15	2/09/2020
	2/09/2011	18,800	37,600	$90.74	2/09/2021
	5/24/2012	0	57,500	$84.86	5/24/2022
	2/09/2010					2,167	$187,706
	2/09/2011					3,534	$306,115
	2/28/2012					7,000	$606,340
	2/09/2010							12,129	$1,050,614
	2/09/2011							10,600	$918,172
	2/28/2012							11,300	$978,806

(1)

Stock option awards vest ratably over three years beginning on the first anniversary of the grant date.

(2)

Restricted stock vests ratably over three years beginning on the first anniversary of the grant date. Amounts shown represent remaining unvested portion.

(3)

Represents the number of shares subject to the February 9, 2010 performance awards that vested on March 28, 2013 following the performance period ending December 31, 2012.

(4)

Based on performance to date, represents the number of shares subject to the February 9, 2011 performance awards for the performance period ending December 31, 2013 assuming achievement at target.Information on the threshold, target and maximum awards are provided in the “Grants of Plan-Based Awards” table in the Company’s proxy statement for its 2012 Annual Meeting.

(5)

Based on performance to date, represents the number of shares subject to the February 28, 2012 performance awards for the performance period ending December 31, 2014 assuming achievement at target. Information on the threshold, target and maximum awards are provided in the “Grants of Plan-Based Awards” table above.

(6)

Market value is calculated based on the Common Stock price on December 31, 2012, which was $86.62 per share, multiplied by the number of shares or units, respectively, for each unvested performance or stock award.

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Option Exercises and Stock Vested

The following chart shows, for 2012, the number and value of stock options exercised and the number and value of vested restricted stock and performance awards for each of the named executive officers:

Name	Option Awards(1)		Stock Awards(2)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David P. King	104,800	$3,439,915	84,661	$7,768,895
James T. Boyle	-	$-	24,887	$2,285,246
F. Samuel Eberts III	-	$-	6,171	$566,291
Lidia L. Fonseca	18,200	$636,272	6,171	$566,291
William B. Hayes	74,833	$1,774,014	30,545	$2,802,799

(1)

The value realized on exercise was based on the price at which these shares were sold, which occurred simultaneously with the exercise. Consequently, the value realized was the sale price minus the strike price, multiplied by the number of shares exercised and sold.

(2)

Represents one-third of the restricted stock granted on February 10, 2009, that vested on February 10, 2012 at $90.03 per share, the closing price on that date, one-third of the restricted stock granted on February 9, 2010, that vested on February 9, 2012 at $92.11 per share, the closing price on that date, one-third of the restricted stock granted on February 9, 2011, that vested on February 9, 2012 at $92.11 per share, the closing price on that date, and 145.6 percent of the performance award granted on February 10, 2009 that vested on March 26, 2012 at $91.90 per share, the closing price on that date, and for Mr. Boyle, 144.2 percent of the performance award granted on 12/1/10 that vested on March 26, 2012 at $91.90 per share, the closing price on that date.

Retirement Benefits

Prior to January 1, 2010, substantially all employees, including each of the named executive officers, were offered the opportunity to participate in the Cash Balance Plan, and the plan was fully funded by the Company both in terms of an annual service credit, which is a percentage of base salary, and an interest credit, currently at 4 percent per year. Eligibility requirements under the Cash Balance Plan included one year of service (participants entered the plan in either January or July after meeting the service requirement) and the employee must have reached 21 years of age. Each named executive officer has met the eligibility requirements. As discussed above, the Company also has a Pension Equalization Plan, or PEP. See “Compensation Discussion & Analysis – Retirement Plans” above.

In October 2009, the Board froze any additional service-based credits for any years of service after December 31, 2009 to the Cash Balance Plan and the PEP. Both plans are closed to new entrants. Current participants in the Cash Balance Plan and the PEP have stopped earning service-based credits, but will continue to earn interest credits.

Under both the Cash Balance Plan and the PEP, a participant is eligible for benefits at normal retirement at age 65 or early retirement at age 55 subject to reduced benefits for each year under 65. For early retirement at or after age 55 with reduced benefits, there is a reduction of 6 percent applied to the full retirement benefit for every year under the age of 65.

Before the Cash Balance Plan was frozen for any additional service-based credits, the Cash Balance Plan, as supplemented by the PEP, was designed to provide an employee having 25 years of credited service with an annuity equal to 52 percent of “final average pay” less 50 percent of estimated individual Social Security benefits. “Final average pay” is defined as the highest five consecutive years of base salary during the ten years of employment preceding termination or retirement. The participant, if single, has one payment option: ten year certain and life annuity. If married, the participant has two payment options: (a) ten year certain and life annuity; or (b) 50 percent joint and survivor annuity. The ten year certain and life annuity offers a guaranteed minimum payment for ten years. The 50 percent joint and survivor annuity offers half the annuity payments to the surviving spouse.

The formula for calculating the amount payable to the named executive officers under the Cash Balance Plan, in conjunction with the PEP, is illustrated as follows (ten year certain and life annuity method):

[(0.52) x (Final Average Pay) – (0.50) x (Social Security Benefit)] x [(Credited Service up to 25 years) ÷ (25)]

The amount payable could be less if the participant elected to receive benefits under the 50 percent joint and survivor annuity option.

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The following table shows, as of December 31, 2012, the present value of accumulated benefits under the Company’s Cash Balance Plan and PEP for each of the named executive officers:

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
David P. King	Cash Balance Plan	7.00	$49,258	$ -
	Pension Equalization Plan	8.25	$865,573	$ -
James T. Boyle	Cash Balance Plan	9.50	$65,537	$ -
	Pension Equalization Plan	10.83	$373,019	$ -
F. Samuel Eberts III	Cash Balance Plan	4.00	$26,187	$ -
	Pension Equalization Plan	5.33	$194,058	$ -
Lidia L. Fonseca	Cash Balance Plan	.50	$6,264	$ -
	Pension Equalization Plan	1.58	$43,111	$ -
William B. Hayes	Cash Balance Plan	12.00	$91,925	$ -
	Pension Equalization Plan	13.25	$473,589	$ -

(1)

The Company’s Cash Balance Plan had been offered to substantially all employees after a year of service and after reaching 21 years of age. Plan entry dates were January and July of each year. The PEP was amended January 1, 2004, to waive the one year service requirement. Because of these different service crediting provisions, there could be a difference between the Cash Balance Plan service and the PEP service reflected in the column of up to 1.5 years. However, credited years of service equals actual years of service with the Company, subject to the crediting provisions above.

(2)

The calculation of present value of accumulated benefit is based on a normal retirement age of 65, as defined by each plan, and credited service and certain discount rate and mortality inputs. For the assumptions made in the valuations, see Note 16 to the Company’s audited financial statements included within the 2012 Annual Report on Form 10-K for the year ended December 31, 2012.

Deferred Compensation Plan

The DCP offers eligible participants another vehicle to accumulate savings for retirement. See “Compensation Discussion & Analysis – Deferred Compensation Program” above. Amounts deferred by a participant are credited to a bookkeeping account maintained on behalf of each participant, which is used for the measurement and determination of amounts to be paid to a participant, or his or her designated beneficiary, pursuant to the terms of the DCP. Deferred amounts are the Company’s general unsecured obligations and are subject to claims by the Company’s creditors. The Company’s general assets or existing rabbi trust may be used to fund payment obligations and pay DCP benefits.

According to the terms of the DCP, a participant has the opportunity to allocate deferred amounts to one or more of sixteen measurement funds offered. The measurement funds are indexed to externally managed funds inside the Company’s insurance-backed account. Amounts in these accounts can earn variable returns, including negative returns. Deemed earnings on the deferrals are based on these measurement funds and have no guaranteed rate of return. The Company makes no contributions to the DCP.

Under the DCP, a participant may make separate distribution elections with respect to each year’s deferrals. These distribution elections include the ability to elect a single lump-sum payment or annual installment payments.

The following table summarizes each named executive officer’s contributions, earnings and aggregate balance under the DCP as of December 31, 2012:

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
David P. King	$-	$-	$26,293	$-	$836,990
James T. Boyle	$-	$-	$-	$-	$-
F. Samuel Eberts III	$-	$-	$-	$-	$-
Lidia L. Fonseca	$-	$-	$-	$-	$-
William B. Hayes	$-	$-	$4,234	$-	$35,997

(1)

Amounts in this column are included in the Salary column of the Summary Compensation Table above.

(2)

Amounts in this column are not included in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table as they do not qualify as above market or preferential earnings.

(3)

For Mr. King, $681,155 of the amount in this column was reported in the Summary Compensation Table for 2012 and in prior years.

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Potential Payments Upon Termination or Change of Control

The tables that follow provide information related to compensation payable to each named executive officer assuming termination of such executive’s employment on December 31, 2012, or assuming a change of control with corresponding qualifying termination occurred on December 31, 2012. Amounts also assume the price of Common Stock was $86.62, the closing price on December 31, 2012.

David P. King	Voluntary Termination (#)	Early Retirement (#)	Normal Retirement	Involuntary Not for Cause or Good Reason Termination	For Cause Termination	Change-in- Control	Disability	Death
Severance (Related to Base Compensation)	$-	$-	$-	$2,026,000	$-	$3,039,000	-	-
Severance (Related to Annual Incentive Cash Payments)	$-	$-	$-	$3,551,330	$-	$5,327,295	-	-
Excise Tax & Gross-up	$-	$-	$-	$-	$-	$-	-	-
Stock Options	$5,515,642	$5,515,642	$1,342,065	$-	$-	$1,342,065	$1,342,065	$1,342,065
Restricted Stock	$3,433,099	$3,433,099	$3,433,099	$-	$-	$3,433,099	$3,433,099	$3,433,099
Performance Shares	$9,277,002	$9,277,002	$9,277,002	$-	$-	$9,277,002	$9,277,002	$9,277,002
Health & Welfare Benefits	$-	$-	$-	$10,138	$-	$10,138	$360,000	$1,500,000
Financial Services	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000
TOTAL	$18,230,743	$18,230,743	$14,057,166	$5,592,468	$5000	$22,433,599	$14,417,166	$15,557,166
James T. Boyle	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not for Cause or Good Reason Termination	For Cause Termination	Change-in- Control	Disability	Death
Severance (Related to Base Compensation)	$-	$-	$-	$1,024,000	$-	$1,024,000	$-	$-
Severance (Related to Annual Incentive Cash Payments)	$-	$-	$-	$1,108,296	$-	$1,108,296	$-	$-
Excise Tax & Gross-up	$-	$-	$-	$-	$-	$-	$-	$-
Stock Options	$-	$-	$448,334	$-	$-	$448,334	$448,334	$448,334
Restricted Stock	$-	$-	$1,105,879	$-	$-	$1,105,879	$1,105,879	$1,105,879
Performance Shares	$-	$-	$2,971,066	$-	$-	$2,971,066	$2,971,066	$2,971,066
Health & Welfare Benefits	$-	$-	$-	$10,138	$-	$10,138	$300,000	$1,500,000
Financial Services	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000
TOTAL	$5,000	$5,000	$4,530,279	$2,147,434	$5,000	$6,672,713	$4,830,279	$6,030,279
F. Samuel Eberts III	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not for Cause or Good Reason Termination	For Cause Termination	Change-in- Control	Disability	Death
Severance (Related to Base Compensation)	$-	$-	$-	$346,996	$-	$346,996	$-	$-
Severance (Related to Annual Incentive Cash Payments)	$-	$-	$-	$211,758	$-	$211,758	$-	$-
Excise Tax & Gross-up	$-	$-	$-	$-	$-	$-	$-	$-
Stock Options	$-	$-	$97,473	$-	$-	$97,473	$97,473	$97,473
Restricted Stock	$-	$-	$225,301	$-	$-	$225,301	$225,301	$225,301
Performance Shares	$-	$-	$623,664	$-	$-	$623,664	$623,664	$623,664
Health & Welfare Benefits	$-	$-	$-	$-	$-	$-	$300,000	$1,388,000
Financial Services	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000
TOTAL	$-	$-	$946,438	$558,754	$-	$1,505,192	$1,246,438	$2,334,438

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Lidia L. Fonseca	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not for Cause or Good Reason Termination	For Cause Termination	Change-in- Control	Disability	Death
Severance (Related to Base Compensation)	$-	$-	$-	$349,365	$-	$349,365	$-	$-
Severance (Related to Annual Incentive Cash Payments)	$-	$-	$-	$226,270	$-	$226,270	$-	$-
Excise Tax & Gross-up	$-	$-	$-	$-	$-	$-	$-	$-
Stock Options	$-	$-	$97,473	$-	$-	$97,473	$97,473	$97,473
Restricted Stock	$-	$-	$225,301	$-	$-	$225,301	$225,301	$225,301
Performance Shares	$-	$-	$623,664	$-	$-	$623,664	$623,664	$623,664
Health & Welfare Benefits	$-	$-	$-	$10,138	$-	$10,138	$300,000	$1,400,000
Financial Services	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000
TOTAL	$		$$946,438	$585,773	$-	$1,532,211	$1,246,438	$2,346,438
William B. Hayes	Voluntary Termination (#)	Early Retirement (#)	Normal Retirement	Involuntary Not for Cause or Good Reason Termination	For Cause Termination	Change-in- Control	Disability	Death
Severance (Related to Base Compensation)	$-	$-	$-	$940,000	$-	$940,000	$-	$-
Severance (Related to Annual Incentive Cash Payments)	$-	$-	$-	$1,197,538	$-	$1,197,538	$-	$-
Excise Tax & Gross-up	$-	$-	$-	$-	$-	$-	$-	$-
Stock Options	$1,943,091	$1,943,091	$467,394	$-	$-	$467,394	$467,394	$467,394
Restricted Stock	$1,100,161	$1,100,161	$1,100,161	$-	$-	$1,100,161	$1,100,161	$1,100,161
Performance Shares	$3,023,038	$3,023,038	$3,023,038	$-	$-	$3,023,038	$3,023,038	$3,023,038
Health & Welfare Benefits	$-	$-	$-	$10,138	$-	$10,138	$300,000	$1,500,000
Financial Services	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000
TOTAL	$6,071,290	$6,071,290	$4,595,593	$2,152,676	$5,000	$6,743,269	$4,895,593	$6,095,593
(#) See discussion of Transition Policy under “Equity Awards: Stock Incentive Plan and Transition Policy” below.

Equity Awards: Stock Incentive Plan and Transition Policy

The treatment of equity awards varies depending on the type of termination. In the event an executive’s employment terminates (other than by reason of death, disability, normal retirement or change-in-control with a corresponding qualifying termination), stock options that are exercisable at the time of termination, provided, however, that the option does not terminate at an earlier date in accordance with the terms of the grant may be exercised within three months of termination. All unvested stock options, restricted stock and performance share awards immediately expire.

Under the Transition Policy, and provided that the executive’s termination of employment otherwise meets the requirements of the Transition Policy, stock options, restricted stock awards, and performance share awards continue to vest through the vesting period as if the executive were still employed unless there is an alternative treatment specified under the form of award agreement. Valuation in the event of a voluntary termination or early retirement is based on a Black-Scholes valuation for unvested shares and a December 31, 2012 market price for restricted stock and performance share awards. For purposes of the table above, it is assumed that the measures for the performance share awards will be achieved at the target level. Mr. King and Mr. Hayes are the only executives who may qualify for benefits under the Transition Policy.

The form of award agreements for the stock options and restricted stock shown in the table above provide that in the event that an executive’s employment terminates by reason of death, disability, normal retirement or a change-in-control (with a corresponding qualifying termination, in the case of stock options) then all stock options and restricted stock awards accelerate in full. The form of award agreements for the performance share awards shown in the table above provide that in the event that an executive’s employment terminates by reason of death or disability or in the event of a change-in-control, then all performance share awards accelerate in full assuming performance at target and that in the event the executive’s employment terminates by reason of normal retirement, all performance share awards granted continue to vest over the normal course of time and remain subject to their original performance conditions with the exception of the service requirement.

The executive may exercise vested stock options at any time within one year after the date of death, disability, retirement or a change-in-control. For these types of terminations, the value in the tables was determined by multiplying the gain using a December 31, 2012 market price by the number of unvested shares.

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For purposes of the equity awards, “normal retirement” means retirement at or after the age of 65 with 5 years of service and “early retirement” means retirement at or after the age of 55 with 10 years of service. None of the named executive officers is currently eligible to receive benefits under the “normal retirement” provisions of the equity awards.

Base Compensation and Annual Incentive Cash Payments

No additional base compensation amounts are payable for terminations due to the following: voluntary termination, early retirement, normal retirement, for cause termination, disability or death. A prorated annual incentive cash payment may be made for each of the termination events mentioned in the tables above, except for a voluntary termination or a termination for cause. Provisions for base compensation and annual incentive cash payments in the event of an involuntary not for cause or good reason termination or a change-in-control are detailed below.

Amended and Restated Master Senior Executive Severance Plan and the Master Senior Executive Change-in-Control Severance Plan

The Amended and Restated Severance Plan and the Change-in-Control Severance Plan provide the Company’s named executive officers (as well as the Company’s other executive vice presidents and senior vice presidents) with severance payments upon, respectively, a “qualifying termination” and a “qualifying termination” that occurs within three years following a change-in-control. A “qualifying termination” is generally defined as involuntary termination without cause or voluntary termination with “good reason.” “Cause” means that the named executive officer shall have committed prior to termination of employment any of the following acts: an intentional act of fraud, embezzlement, theft, or any other material violation of law in connection with his duties or in the course of his employment with the Company; the conviction of or entering of a plea of nolo contendere to a felony; alcohol intoxication on the job or current illegal drug use; intentional wrongful damage to tangible assets of the Company; intentional wrongful disclosure of material confidential information of the Company and/or materially breaching the noncompetition or confidentiality provisions covering his activities; knowing and intentional breach of any employment policy of the Company; or gross neglect or misconduct, disloyalty, dishonesty, or breach of trust in the performance of his duties that is not corrected to the Board’s satisfaction within 30 days of notice thereof. “Good reason” means a reduction in base salary or targeted incentive cash payment as a percentage of salary, relocation to an office location more than 75 miles from the employee’s current office without consent of the employee, a material reduction in job responsibilities or transfer to another job without the consent of the employee.

For purposes of the Change-in-Control Plan, “change in control” means (a) any person who is not presently but becomes the “beneficial owner”, directly or indirectly, of securities of the Company representing 40 percent or more of the Company’s outstanding securities except for any securities purchased by any tax-qualified employee benefit plan of the Company; or (b) individuals who constituted the Board on February 10, 2009 (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person subsequently becoming a director whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (including any such directors whose election was so approved), or whose nomination for election by the Company’s shareholders was approved by the Incumbent Board (including such directors whose election was so approved), is for purposes of this clause (b), considered as though he or she were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or similar transaction occurs in which the Company is not the resulting entity.

The severance payments under the Change-in-Control Plan are as follows:

	Qualifying Termination(a)	Change-in-Control + Qualifying Termination within three years
CEO	2x (annual salary + average MIB payments)	3x (annual salary + average MIB payments)
Executive Vice Presidents	2x (annual salary + average MIB payments)	2x (annual salary + average MIB payments)
Senior Vice Presidents	1x (annual salary + average MIB payments)	1x (annual salary + average MIB payments)
(a) “Average MIB payments” is the average of the executive’s actual MIB payments over the prior three years.

The Change-in-Control Plan does not provide a reimbursement to participants for excise taxes on “excess parachute payments” imposed by Section 4999 of the Internal Revenue Code.

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Health and Welfare Benefits

In the event of a qualifying termination under the Severance Plan or the Change-in-Control Plan, the executive is also eligible for up to six months of Company-paid COBRA.

In the event a named executive officer dies while an active employee, his or her beneficiary will receive four times his or her base annual earnings up to a maximum of $1.5 million from the Company’s group term life plan. In addition, eligible, enrolled dependents will receive COBRA continuation of coverage for the first six months following the executive’s death (not included in the tables above). In addition, if the executive was traveling on Company business at the time of death, the beneficiary will also receive $1 million of business travel accident insurance (not included in the tables above).

If an executive becomes disabled (i.e., he or she is not able to perform the material duties of his or her occupation solely because of disease or injury), the executive is generally eligible for a monthly benefit payable until the earlier of (a) age 65 if the period of disability starts prior to the age of 60, or (b) the length of the disability. For Mr. King, the monthly net benefit is $30,000, and for the executives it is $25,000 per month.

Cash Balance Plan

Under the Cash Balance Plan, upon a termination of employment the named executive officers are entitled to receive the same amounts set forth for each officer in the Present Value of Accumulated Benefit column in the Pension Benefits Table above, regardless of reason, except for death, which pays at 50 percent of such value.

PEP Plan

PEP payments are subject to Section 409A of the Internal Revenue Code and require a six-month waiting period following separation of service before distribution of the first payment. Under the PEP, upon a termination the named executive officers are entitled to receive the same amounts set forth for each officer in the Present Value of Accumulated Benefit column in the Pension Benefits Table above, regardless of reason, except for death, which pays at 50 percent of such value.

DCP

The DCP was amended to grandfather participants prior to December 31, 2004 to remove the six-month waiting period for distributions following separation of service. Distribution elections made after December 31, 2004 require a six-month waiting period following separation of service before distribution of the first payment, as required by Section 409A of the Internal Revenue Code. Otherwise, distribution elections include the ability to elect a single lump-sum payment or annual installment payments. Under the DCP, upon termination the named executive officers are entitled to receive the same amounts set forth for each officer in the Aggregate Balance column of the Non-Qualified Deferred Compensation Table above, regardless of reason for the termination.

Perquisites

All perquisites offered to the named executive officers immediately terminate upon the executive’s termination, except for the financial planning services, which are extended for one year post-termination with the value of $5,000.

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Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Ms. Anderson, Mr. Bélingard, Mr. Neupert and Dr. Weikel (Committee Chair). There are no members of the Compensation Committee who were officers or employees of the Company or any of its subsidiaries during the 2012 fiscal year, were formerly officers of the Company, or had any relationship otherwise requiring disclosure hereunder.

Equity Compensation Plan Information

The following table summarizes the Company’s equity compensation plan information as of December 31, 2012. All equity compensation plans have been approved by Company shareholders, except in the case of equity compensation plans approved by shareholders of companies acquired by the Company as described in footnote (1) below.

Plan Category	Common shares to be issued upon exercise of outstanding options, warrants, and rights A	Weighted-average exercise price of outstanding options, warrants and rights B	Common shares available for future issuance under equity compensation plans (excluding securities reflected in column A) C
Equity compensation plans approved by Company shareholders(1)	6,893,538	$77.62	9,488,342	(2)
Equity compensation plans not approved by Company shareholders	-	-	-

(1)

Not included in this total are stock option awards from Dynacare, Inc. representing 276,990 shares of underlying common stock, which were assumed in connection with acquisition transactions by the Company. These options were issued under the Dynacare, Inc. Amended and Restated Employee Stock Option Plan, which was approved by Dynacare, Inc. shareholders when the plan was initially implemented. At December 31, 2012, there were no options outstanding under this plan. The Company does not intend to issue new awards under this plan.

Also not included in this total are stock option awards from Dianon Systems, Inc., representing 690,116 shares of underlying common stock, which were assumed in connection with acquisition transactions by the Company. These options were issued under the Dianon Systems, Inc. 1996 Stock Incentive Plan; the Dianon Systems, Inc. 1999 Stock Incentive Plan; the Dianon Systems, Inc. 2000 Stock Incentive Plan; the Dianon Systems, Inc. 2001 Stock Incentive Plan; and the UroCor Second Amended and Restated 1992 Stock Option Plan, which were approved by the Dianon Systems, Inc., and the UroCor, Inc. shareholders when the plans were initially implemented. At December 31, 2012, there were no options outstanding under these plans. The Company does not intend to issue new awards under these plans.

(2)

Includes 7,684,462 shares available for future issuance under the Laboratory Corporation of America Holdings 2012 Omnibus Incentive Plan and 1,803,880 shares available for future issuance under the Laboratory Corporation of America Holdings 1997 Employee Stock Purchase Plan.

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Proposal Two  Advisory Vote to Approve Executive Compensation

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (Section 14a of the Securities Exchange Act), the Company is seeking shareholder approval on the Company’s executive compensation as disclosed in this Proxy Statement. Pursuant to the vote of the shareholders at the 2011 Annual Meeting of Shareholders, the Company will seek shareholder approval of the Company’s executive compensation on an annual basis (a “Say-on-Pay” vote).

The Compensation Committee works throughout the year reviewing compensation trends, evaluating emerging best practices and considering changes to executive compensation that will provide our senior management with an incentive to achieve superior financial results for the Company and align pay with performance.

Compensation Feedback and Redesign

We are mindful of the feedback received from shareholders concerning executive compensation, and as discussed in the “Compensation Discussion and Analysis” section on page 22, in 2012 we redesigned key aspects of our executive compensation program, in part due to shareholder feedback and the results of the 2012 Say-on-Pay vote. These changes included:

•

emphasizing direct return to shareholders as measured by relative total shareholder return in our long-term incentive program;

•

reducing the amount of stock options awarded to our Chief Executive Officer in 2012 as part of the mix of long-term incentives;

•

freezing the base salaries of our executive officers for 2012;

•

eliminating stock options as a form of long-term incentive for our 2013 executive compensation program;

•

changing the mix of long-term incentive awards in 2013 to increase the emphasis on performance share awards relative to other forms of long-term incentives, so that performance shares represented 70 percent of long-term awards;

•

enhancing the focus on the utilization of relative total shareholder return as a long-term incentive performance measure, so that relative total shareholder return reflected 35 percent of the 2013 performance share awards;

•

expanding the number of officers subject to, and increasing required ownership levels under, our stock ownership guidelines; and

•

freezing the base salary for our Chief Executive Officer, at his request, for 2013.

These changes reflect the Compensation Committee’s commitment to responding to shareholder feedback, structuring pay for performance, and incenting executives to achieve superior financial results and create shareholder value.

Pay for Performance

As described in the “Compensation Discussion and Analysis” section beginning on page 22 of this Proxy Statement, our executive compensation program is designed to reward the achievement of specific short-term and long-term operational and strategic goals. By paying for performance, we believe our compensation program aligns the interests of our executive officers with those of our shareholders. The Company believes that through an effective executive compensation program, it can be successful in attracting and retaining talented employees who will sustain the Company’s financial performance and continue creation of shareholder value.

In implementing this philosophy, the Company adheres to the following principles:

•

variable compensation should comprise a significant part of an executive’s total compensation, with the percentage at-risk highest for the executive officers;

•

the size and the realizable values of incentive awards provided to executive officers should vary significantly with performance achievements;

•

an emphasis on stock-based compensation aligns the long-term interests of executive officers and shareholders;

•

compensation opportunities for executive officers must be evaluated against those offered by companies in similar industries and similar in size and scope of operations; and

•

differences in executive compensation within the Company should reflect varying levels of responsibility and/or performance.

In addition, certain features of the Company’s executive compensation program enhance the alignment of the interests of our executive officers and our shareholders, such as:

•

stock ownership guidelines for our executive officers, requiring them to own a significant amount of our stock;

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•

prohibition on hedging with respect to Company stock, including the use of “short sales,” “puts,” “calls” and similar instruments designed to offset the risk of a decline in the value of the Company’s stock;

•

our annual incentive cash payment plan does not provide payment without achievement of performance goals, regardless of whether the failure to achieve performance goals was outside of management’s control;

•

there is a cap on the annual incentive cash payment opportunity even for extraordinary performance so that executives are not provided incentives to take inappropriate risks;

•

absence of employment agreements with the Company’s executive officers, meaning there are no “guaranteed” levels of base salary, incentive cash payment or other forms of compensation;

•

limited perquisites, which were largely eliminated in 2011;

•

the Master Senior Executive Severance Plan that provides financial protection for our executives in circumstances involving a change in control is a “double trigger” plan, requiring termination following a change in control for severance payments to become due; and

•

the use of a mix of long-term incentive types, including restricted stock and performance shares, to encourage our executives to focus on long-term performance of the Company;

•

a significant portion of long-term incentives (70 percent) are earned only if three-year objective performance goals are met; and

•

a clawback provision under the 2012 Omnibus Incentive Plan.

Advisory Resolution

The Board recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The vote is advisory and is not binding on the Board. However, the Compensation Committee of the Board expects to take into account the outcome of the vote as it continues to consider the Company’s executive compensation program.

The Board recommends that shareholders vote “FOR” the approval of executive compensation.

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Proposal Three  Ratification of Independent Registered Public Accounting Firm

Engagement of PricewaterhouseCoopers LLP

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) to audit the accounts of the Company for the year ending December 31, 2013, and the shareholders of the Company are being asked to ratify their appointment. Shareholder ratification of the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm is not required by our By-Laws but the Board has elected to seek such ratification as a matter of good corporate practice. Should the shareholders fail to ratify the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the year ending December 31, 2013; the Audit Committee will consider whether to retain that firm for such year. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the interests of the Company.

Furthermore, even if the appointment is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the interest of the Company. Representatives of PricewaterhouseCoopers will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

For the year ended December 31, 2012, the Company’s accounts were audited by PricewaterhouseCoopers. To the knowledge of management and the Audit Committee, in connection with the audit of our financial statements for the year ended December 31, 2012, there were no disagreements with PricewaterhouseCoopers on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedure that, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused them to make reference to the matter in their reports. PricewaterhouseCoopers’ report on the financial statements of the Company for the year ended December 31, 2012 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

Fees to Independent Registered Public Accounting Firm

The Audit Committee must approve, in advance, all of PricewaterhouseCoopers’ services, whether or not related to an audit. Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers for the years ended December 31, 2012 and 2011 are described in the table below. All of the services for which fees were paid were pre-approved by the Audit Committee. The Audit Committee has considered the non-audit-related services rendered and believes that they are compatible with PricewaterhouseCoopers remaining independent.

	2012	2011
Audit Fees(1)	$1,422,700	$1,293,800
Audit Related Fees(2)	67,500	22,000
Tax Fees(3)	140,000	41,994
All Other Fees(4)	1,800	1,800
TOTAL	$1,632,000	$1,359,594

(1)

Audit Fees include fees incurred for the audit of the Company’s annual statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q and services that are normally provided by PricewaterhouseCoopers in connection with statutory and regulatory filings or engagements.

(2)

Audit Related Fees include fees incurred for assurance and related services that are reasonably related to performance of the audit or review of the Company’s financial statements but are not otherwise included as Audit Fees. Audit Related Fees for the years ended December 31, 2012 and December 31, 2011 were primarily for certain accounting consultations.

(3)

Tax Fees include fees incurred for services related to tax compliance, tax planning and tax advice. Tax Fees for the years ended December 31, 2012 and December 31, 2011 were primarily for services related to United States tax planning and an Abandoned and Unclaimed Property policies and procedures review.

(4)

All Other Fees are fees incurred for any services not included in the other categories of fees. All Other Fees for the year ended December 31, 2012 and December 31, 2011 were related to license fees for an accounting research tool.

The Board recommends that shareholders vote “FOR” the ratification of the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for 2013.

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AUDIT COMMITTEE REPORT

The Audit Committee of the Board was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee, comprised entirely of non-employee directors, held eight meetings with its independent registered public accountants, PricewaterhouseCoopers (PricewaterhouseCoopers) and eight executive sessions with PricewaterhouseCoopers, the Internal Audit Department and independent directors during 2012. The Board considered the “independence” and “financial literacy” of each of the Audit Committee members, as set forth under the rules of the Listing Standards and the SEC and has concluded that its Audit Committee members satisfy the current requirements of the Listing Standards and the SEC. The Board further concluded that Kerrii B. Anderson and Wendy E. Lane are “audit committee financial experts” as defined by SEC rules and each has the “accounting or related financial management expertise” required by the Listing Standards.

The Audit Committee meets regularly with PricewaterhouseCoopers, management and the Company’s internal auditors. The Audit Committee reviewed the performance and fees of PricewaterhouseCoopers prior to recommending their appointment and met with them to discuss the scope and results of their audit work, including the adequacy of internal controls and the quality of financial reporting. The Audit Committee reviewed and discussed with management the Company’s audited financial statements and has reviewed with PricewaterhouseCoopers all matters required to be discussed by Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol.1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has discussed with PricewaterhouseCoopers their independence and has received their written disclosures and certification confirming their independence, as required by applicable requirements of Public Company Accounting Oversight Board regarding their communications with the Audit Committee concerning independence. PricewaterhouseCoopers, the Company’s internal auditors and the Audit Committee have full access to one another, including regular meetings without management present. On the basis of the reviews and discussions referenced above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Form 10-K for filing with the SEC.

As part of its duties, the Audit Committee also considers whether the provision of services other than audit services by PricewaterhouseCoopers, is compatible with maintaining the accountant’s independence. The Audit Committee considered the compatibility of the non-audit-related services performed by PricewaterhouseCoopers and determined that the registered public accounting firm’s independence has been maintained. See “Proposal Three: Ratification of Independent Registered Public Accounting Firm.”

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s internal auditors are responsible to the Audit Committee for testing the integrity of the financial accounting and reporting control systems and such other matters as the Audit Committee and the Board determine. PricewaterhouseCoopers is responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s responsibility to conduct auditing or accounting reviews or procedures. Therefore, the Audit Committee has relied, without independent verification, on (a) management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States; (b) the representations of the PricewaterhouseCoopers appearing in the registered public accounting firm’s report on the Company’s financial statements; and (c) the representations of management that the internal control systems are effective.

THE AUDIT COMMITTEE
Kerrii B. Anderson, Chairman
Wendy E. Lane Robert E. Mittelstaedt, Jr.
Arthur H. Rubenstein R. Sanders Williams

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

The following table sets forth as of March 11, 2013, the total number of shares of Common Stock beneficially owned, and the percent so owned, by (i) each director of the Company, (ii) each person known to the Company to be the beneficial owner of more than 5 percent of the outstanding Common Stock, (iii) the individuals identified as the named executive officers in the “Summary Compensation Table” set forth above, and (iv) all current directors and Executive Officers as a group. The number of shares owned are those “beneficially owned,” as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security, or pursuant to the automatic termination of power of attorney or revocation of trust, discretionary account or similar arrangement. Except as otherwise indicated below, the persons named in the table have sole voting and investment power with respect to the shares beneficially owned by them as set forth opposite their respective names.

Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Class
Harris Associates L.P. Two North LaSalle Street, Suite 500 Chicago, IL 60602-3790	6,777,355	(1)	7.29%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	5,709,727	(2)	6.14%
T. Rowe Price Associates 100 E. Pratt Street Baltimore, MD 21202	5,384,685	(3)	5.79%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	4,776,588	(4)	5.14%
David P. King	983,927	(5,6,7,8)	1.05%
Kerrii B. Anderson	22,863	(5,6)	*
Jean-Luc Bélingard	47,037	(5,6)	*
N. Anthony Coles, Jr.	4,116	(5,6)	*
Wendy E. Lane	31,706	(5,6)	*
Thomas P. Mac Mahon	45,221	(5,6)	*
Robert E. Mittelstaedt, Jr.	32,190	(5,6)	*
Peter M. Neupert	575	(6)	*
Arthur H. Rubenstein	27,497	(5,6)	*
Adam H. Schechter	-		*
M. Keith Weikel	32,157	(5,6)	*
R. Sanders Williams	12,944	(5,6)	*
James T. Boyle	229,880	(5,6,7)	*
F. Samuel Eberts III	90,198	(5,6,7)	*
Lidia L. Fonseca	46,192	(5,6,7)	*
William B. Hayes	221,137	(5,6,7)	*
All Directors and Executive Officers as a group (17 persons)	1,860,928	(5,6,7,8)	1.97%

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*

Less than 1%

(1)

As reported on Schedule 13G filed with the SEC on February 11, 2013, on behalf of Harris Associates L.P. (“Harris”). Harris is a registered investment advisor with beneficial ownership of the above listed shares.

(2)

As reported on Schedule 13G filed with the SEC on February 11, 2013, on behalf of The Vanguard Group, Inc. (“Vanguard”). Vanguard is a registered investment advisor with beneficial ownership of the above listed shares.

(3)

As reported on Schedule 13G filed with the SEC on February 7, 2013, on behalf of T. Rowe Price Associates, Inc. (“T. Rowe Price”). T. Rowe Price is a registered investment advisor with beneficial ownership of the above listed shares.

(4)

As reported on Schedule 13G filed with the SEC on January 31, 2013, on behalf of BlackRock, Inc. (“BlackRock”). BlackRock is a parent holding company or control person in accordance with Rule 132-1(b)(1)(ii)(G) of the Exchange Act with beneficial ownership of the above listed shares.

(5)

Beneficial ownership by directors, the named executive officers and current executive officers of the Company includes shares of Common Stock that such individuals have the right to acquire upon the exercise of options that either are vested or that may vest within 60 days of March 11, 2013. The number of shares of Common Stock included in the table as beneficially owned which are subject to such options is as follows: Mr. King—859,566; Ms. Anderson—14,220; Mr. Bélingard—20,282; Dr. Coles—1,532; Ms. Lane—15,369; Mr. Mac Mahon—12,924; Mr. Mittelstaedt —17,746; Dr. Rubenstein—17,318; Dr. Weikel—19,792; Dr. Williams—6,632; Mr. Boyle—186,234; Mr. Eberts – 69,233; Ms. Fonseca—36,233; Mr. Hayes—187,034; all directors and Executive Officers as a group—1,486,748.

(6)

Includes shares of Restricted Common Stock. The number of shares of Restricted Common Stock included in the table is as follows: Mr. King—20,301; Ms. Anderson—2,567; Mr. Bélingard—2,567; Dr. Coles— 2,367; Ms. Lane—2,567; Mr. Mac Mahon—2,567; Mr. Mittelstaedt—2,567; Mr. Neupert – 575; Dr. Rubenstein—2,567; Dr. Weikel—2,567; Dr. Williams—2,567; Mr. Boyle—6,534; Mr. Eberts – 1,301; Ms. Fonseca—1,301; Mr. Hayes —6,434; all directors and Executive Officers as a group—60,650.

(7)

Includes performance shares related to the 2010 Performance Award vesting March 28, 2013. The number of performance shares included in the table is as follows: Mr. King—35,827, Mr. Boyle – 11,475; Mr. Eberts – 2,612; Ms. Fonseca – 2,612; Mr. Hayes – 12,129; all Executive Officers as a group – 67,360.

(8)

Includes 43,758 shares of common stock to a grantor retained annuity trust for the benefit of certain of Mr. King’s family members and for which Mr. King is the annuitant. Mr. King is the trustee of the trust.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires the Company’s executive officers, directors and persons who own more than 10 percent of the Company’s equity securities to file reports on ownership and changes in ownership with the SEC and the securities exchanges on which its equity securities are registered. Additionally, SEC regulations require that the Company identify in its proxy statements any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To the Company’s knowledge, based solely on a review of reports furnished to it, all Section 16(a) filing requirements applicable to its executive officers, directors and more than 10 percent beneficial owners were satisfied.

OTHER MATTERS

Shareholder Proposals for 2014 Annual Meeting

Under the rules and regulations of the SEC as currently in effect, shareholders may submit proposals to the Company for inclusion in the Company’s proxy materials for the 2014 Annual Meeting of Shareholders. In order for a proposal to be included in the proxy materials, the shareholder must satisfy the following requirements:

•

the shareholder must (i) hold continuously for at least one year prior to the date of submission of the proposal at least $2,000 in market value of Common Stock or 1 percent of all Common Stock, and (ii) continue to hold the required number of shares through the date of the 2014 Annual Meeting;

•

the proposal must be submitted in writing to the attention of F. Samuel Eberts III, Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215, and must be received no later than November 28, 2013; and

•

the proposal must include the name and address of the shareholder, the number of shares of Common Stock held of record or beneficially by the shareholder, the dates when the shares were acquired, and documentary support for a claim of beneficial ownership.

Holders of Common Stock who wish to have proposals submitted for consideration at future meetings of shareholders should consult the applicable rules and regulations of the SEC with respect to such proposals, including the permissible number and length of proposals and other matters governed by such rules and regulations, and should also consult the Company’s By-Laws.

LABORATORY CORPORATION OF AMERICA HOLDINGS – 2013 Proxy Statement   53

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Householding

As permitted by the Exchange Act, the Company has adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice, this Proxy Statement and the 2012 Annual Report unless one or more of these shareholders provides notification of their desire to receive individual copies. This procedure will reduce the Company’s printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards.

If you and other shareholders of record with whom you share an address currently receive multiple copies of annual reports and/or proxy statements, or if you hold stock in more than one account and in either case, you wish to receive only a single copy of the annual report or proxy statement for your household, please contact Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by telephone: 800-542-1061 with the names in which all accounts are registered.

If you participate in householding and wish to receive a separate copy of the Notice, the 2012 Annual Report or this Proxy Statement, or if you wish to receive separate copies of future annual reports or proxy statements, please contact American Stock Transfer and Trust Company at 6201 15th Avenue Brooklyn, New York, NY 11219 or by telephone: 800-937-5449. The Company will deliver the requested documents to you promptly upon your request.

Beneficial shareholders, or shareholders who hold shares in “street name”, can request information about householding from their banks, brokers or other holders of record.

Additional Information

A copy of the 2012 Annual Report has been posted on the Internet along with this Proxy Statement, each of which is accessible by following the instructions in the Notice. The 2012 Annual Report is not incorporated in this Proxy Statement and is not considered proxy-soliciting materials.

The Company filed its 2012 Annual Report with the SEC on February 26, 2013. The Company will mail without charge, upon written request, a copy the 2012 Annual Report, excluding exhibits. Please send a written request to the Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215 for a copy, or access these materials on the Company’s website at www.labcorp.com on the Investor Relations page.

By Order of the Board of Directors

F. Samuel Eberts III
Secretary
March 28, 2013

LABORATORY CORPORATION OF AMERICA HOLDINGS – 2013 Proxy Statement   54

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until May 7, 2013 at 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until May 7, 2013 at 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M52118-P33268

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LABORATORY CORPORATION OF AMERICA HOLDINGS

The Board of Directors recommends you vote FOR the following proposal:

1. Election of the members of the Company's Board of Directors.

Nominees:

	For	Against	Abstain
1a. Kerrii B. Anderson	☐	☐	☐
1b. Jean-Luc Bélingard	☐	☐	☐
1c. David P. King	☐	☐	☐
1d. Wendy E. Lane	☐	☐	☐
1e. Robert E. Mittelstaedt, Jr.	☐	☐	☐
1f. Peter M. Neupert	☐	☐	☐
1g. Arthur H. Rubenstein, MBBCh	☐	☐	☐
1h. Adam H. Schechter	☐	☐	☐
1i. M. Keith Weikel, Ph.D.	☐	☐	☐
1j. R. Sanders Williams, M.D.	☐	☐	☐

	For	Against	Abstain
The Board of Directors recommends you vote FOR the following proposal:			
2. To approve, by non-binding vote, executive compensation.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:			
3. Ratification of the appointment of PricewaterhouseCoopers LLP as Laboratory Corporation of America Holdings' independent registered public accounting firm for 2013.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Note: Please sign exactly as your name(s) appear(s) above. When signing as an executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Date and promptly return the card in the envelope provided.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date